EXHIBIT 2.2

INVESTMENT AGREEMENT

by and among

SYMANTEC CORPORATION

and

BAIN CAPITAL FUND XI, L.P.,

BAIN CAPITAL EUROPE FUND IV, L.P. and

SILVER LAKE PARTNERS IV CAYMAN (AIV II), L.P.

Dated as of June 12, 2016

i

Schedule 1: Purchasers

Exhibit A: Form of Indenture

Exhibit B: Form of Joinder

Exhibit C: Form of Issuer Agreement

Annex A: Plan of Distribution

ii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of June 12, 2016, is by and among Symantec Corporation, a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and the several Purchasers listed on Schedule 1 attached hereto (together with their successors and any respective Affiliate thereof or any Bain Purchaser Assignee that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to such Purchaser, the aggregate principal amount listed opposite such Purchaser’s name on Schedule 1 of the Company’s 2.0% Convertible Notes due 2021 (referred to herein as the “Note” or the “Notes”) in the form attached to the Indenture and to be issued in accordance with the terms and conditions of the Indenture and this Agreement;

WHEREAS, the Company intends to use the proceeds from the issuance of the Notes, together with existing cash on hand, to pay the fees and expenses of and consummate the Acquisition, including the repayment of existing indebtedness of the Target, and/or to repurchase outstanding capital stock of the Company;

WHEREAS, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and

WHEREAS, the Company and each Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” shall mean the acquisition by the Company of Blue Coat, Inc. (“Target”) pursuant to the terms of the Merger Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of any Purchaser or any of such Purchasers’ Affiliates and (ii) for purposes of the definitions of “Beneficially Own”, “Registrable Securities”, “Bain Group”, “Silver Lake Group”, “Standstill Period” and “Third Party” and Sections 3.02(d), 3.02(f), 4.02, 4.03, 4.06 and 4.07, no Bain Excluded Entity or portfolio company of any of Silver Lake Partners IV, L.P., Bain Capital Investors, LLC, a Purchaser or any of their respective Affiliates shall be deemed an Affiliate of a Purchaser and its other Affiliates so long as such portfolio company or Bain Excluded Entity (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, such Purchaser or any of its Affiliates or (in the case of a Bain Purchaser) any Bain Affiliated Director or (in the case of an SLP Purchaser) any SLP Affiliated Director in carrying out any act prohibited by this Agreement or the subject matter of Section 4.03, (y) is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either such Purchaser or any of its Affiliates with respect to any securities of the Company, and (z) has not received from such Purchaser or any Affiliate of such Purchaser or (in the case of a Bain Purchaser) any Bain Affiliated Director or (in the case of an SLP Purchaser) any SLP Affiliated Director, directly or indirectly, any Confidential Information concerning the Company or its business. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that (i) the Company and the Company’s Subsidiaries will not be considered Associates of a Purchaser or any of its Affiliates and (ii) no portfolio company of a Purchaser or its other Affiliates will be deemed Associates of such Purchaser or any of its other Affiliates.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such that such Registration Statement will be available for the resale of Registrable Securities.

“Bain Affiliate” means any Affiliate of Bain Capital Investors, LLC that serves as general partner of, or manages or advises, any investment fund Affiliated with Bain Capital Investors, LLC that has a direct or indirect investment in the Company.

“Bain Affiliated Director” means each Bain Designee and any other person that is a managing director, officer, advisor or employee of Bain Capital Private Equity, LP or a successor thereto or another Bain Affiliate that is serving on the Board of Directors.

“Bain Designee” means an individual then serving on the Board of Directors pursuant to the exercise of the Bain Group’s nomination rights pursuant to Section 4.07(a) and/or the Bain Group’s rights pursuant to Section 4.07(e), together with any designee of the Bain Group who is then standing for election to the Board pursuant to Sections 4.07(a) and (b) or who is being proposed for election by the Bain Group pursuant to Section 4.07(e).

2

“Bain Excluded Entity” means (a) any leveraged finance investment fund or any other investment fund associated or affiliated with Bain Capital Investors, LLC, the primary purpose of which is to invest in loans or debt securities, or (b) any hedge fund associated or affiliated with Bain Capital Investors, LLC.

“Bain Group” means the Bain Purchasers, together with their respective Affiliates, including Bain Affiliates.

“Bain Indemnitors” shall have the meaning set forth in Section 4.12.

“Bain Purchaser Assignee” shall have the meaning set forth in Section 6.07.

“Bain Purchasers” means each Purchaser identified under the caption “Bain Investors” on Schedule 1 hereto and each successor thereto or Affiliate thereof that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07.

“Bain Stockholders Agreement” means the Amended and Restated Stockholders Agreement dated May 22, 2015, as amended and restated on September 9, 2015, by and among Blue Coat, Inc. (formerly named Batman Holdings, Inc.), Batman Intermediate Holdings A, Inc., Batman Intermediate Holdings B, Inc., Blue Coat Holdings, Inc., Future Fund Investment Company No. 5 Pty Ltd and the Investors, Other Investors and Managers named therein.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. Solely for purposes of determining the number of shares of Company Common Stock issuable upon conversion of the Notes Beneficially Owned by any Purchaser and its Affiliates, the Notes shall be treated as if upon conversion the only settlement option under the Notes and Indenture were solely Physical Settlement (as defined in the Indenture). For the avoidance of doubt, for purposes of this Agreement, (i) a Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of shares of Company Common Stock issuable upon conversion of the Notes directly or indirectly held by them, irrespective of any non-conversion period specified in the Notes or this Agreement or any restrictions on transfer or voting contained in this Agreement and (ii) the Bain Group and the Silver Lake Group, together, shall not be deemed to be acting as a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) as a consequence of this Agreement, including any actions required to be taken hereunder.

“Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement could reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any bona fide material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise then required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, or the registration statement is otherwise not Available for use (in each

3

case as determined by the Company in good faith after consultation with outside counsel), a period of up to sixty (60) days; provided that a Blackout Period may not be called by the Company more than twice in any period of twelve (12) consecutive months and the aggregate length of Blackout Periods in any period of twelve (12) consecutive months may not exceed one hundred and twenty (120) days.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding any Change in Control Excluded Person or any of their respective Affiliates or any of their respective portfolio companies), directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding Company Common Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company Common Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).

“Change in Control Excluded Person” shall mean (a) where the definition of “Change in Control” applies directly or indirectly to the rights and/or obligations of any member of the Bain Group hereunder (including with respect to termination of the rights and obligations hereunder of any member of the Bain Group pursuant to Section 6.13), any member of the Bain Group and (b) where the definition of “Change in Control” applies directly or indirectly to the rights and/or obligations of any member of the Silver Lake Group hereunder (including with respect to termination of the rights and obligations hereunder of any member of the Silver Lake Group pursuant to Section 6.13), any member of the Silver Lake Group.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

4

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“Confidential Information” has the meaning ascribed to “Evaluation Material” in the Confidentiality Agreement.

“Confidentiality Agreement” shall mean (a) with respect to the Bain Group, the confidentiality agreement entered into by the Company, on the one hand, and Bain Capital Private Equity, LP, on the other hand, as of the date hereof, and (b) with respect to the Silver Lake Group, the confidentiality agreement entered into by the Company, on the one hand, and Silver Lake Management Company IV, L.L.C., on the other hand, as of February 3, 2016.

“Conversion Price” has the meaning set forth in the Indenture.

“Conversion Rate” has the meaning set forth in the Indenture.

“Covered Persons” shall have the meaning set forth in Section 4.07(g).

“Daily VWAP” shall have the meaning set forth in the Indenture.

“DGCL” shall mean the Delaware General Corporation Law.

“Director Policy Change” shall have the meaning set forth in Section 4.07(d).

“Eligible Participation Holders” shall have the meaning set forth in Section 5.02(c).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” shall have the meaning set forth in Section 4.03(a)(v).

“Free Writing Prospectus” shall have meaning set forth in Section 5.03(a)(v).

“GAAP” shall mean U.S. generally accepted accounting principles.

“Global Security” has the meaning set forth in the Indenture.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct

5

or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such Guarantee would be considered Indebtedness hereunder).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred capital stock of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

“Indemnified Persons” shall have the meaning set forth in Section 5.05(a).

“Indenture” shall mean an indenture in the form attached hereto as Exhibit A, as amended, supplemented or otherwise modified from time to time with the consent of each Purchaser and the Company prior to the Closing, it being agreed that the Company and the Purchasers shall consent to any changes required by the Trustee that do not adversely affect the Company or the Purchasers, or the Purchasers’ financing sources, including with respect to timing and mechanics of transfers and exchanges of Securities and interests therein, in any material respect.

“Initial Conversion Rate” shall have the meaning set forth in Section 4.13.

6

“Initiating Holder” shall have the meaning set forth in Section 5.02(c).

“Intellectual Property” shall have the meaning set forth in Section 3.01(p).

“Issuer Agreement” shall have the meaning set forth in Section 4.09.

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and each Purchaser.

“Lock-up Period” shall have the meaning set forth in Section 5.02(e).

“Losses” shall have the meaning set forth in Section 5.05(a).

“Majority in Interest of Selling Holders” means Initiating Holder(s) and/or Participating Holders for a particular offering that hold a majority of the applicable Subject Securities being offered and sold by all Initiating Holder(s) and Participating Holders (e.g., if Notes are being offered and sold, a majority of the Notes being offered and sold).

“Majority in Interest of the Bain Group” means members of the Bain Group that Beneficially Own a majority of the shares of Company Common Stock then Beneficially Owned by all members of the Bain Group.

“Marketed Underwritten Offering” shall mean an Underwritten Offering involving reasonable and customary marketing efforts not to exceed twenty-four (24) hours by the Company and the underwriters.

“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby, (g) any taking of any action at the request of a Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect

7

so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Material Indebtedness” means the Indebtedness of the Company under any notes issued pursuant to the Indenture, dated as of March 4, 2016, between the Company and Wells Fargo, as trustee, relating to the Company’s 2.5% convertible senior notes due 2021, and (ii) any other Indebtedness (other than the Notes) of, collectively, any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 12, 2016, by and among the Company, S-B0616 Merger Sub, Inc. and the Target.

“Minimum Ownership Threshold” shall have the meaning set forth in Section 4.07(a).

“NASDAQ” shall mean the NASDAQ Global Select Market.

“Note” or Notes” shall have the meaning set forth in the preamble hereto.

“Other Notes” means the 2.5% convertible senior notes due 2021 issued by the Company under the indenture dated March 4, 2016, as amended or supplemented from time to time.

“Overnight Underwritten Offering” shall mean an Underwritten Offering other than a Marketed Underwritten Offering.

“Participating Holder” shall have the meaning set forth in Section 5.02(c).

“Participation Notice” shall have the meaning set forth in Section 5.02(c).

“Permitted Loan” shall have the meaning set forth in Section 4.02(a).

“Permitted Transfers” shall have the meaning set forth in Section 4.02(a).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Plan of Distribution” means the plan of distribution substantially in the form attached hereto as Annex A.

8

“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Affiliates” shall have the meaning set forth in Section 4.03(a).

“Registrable Securities” shall mean Subject Securities held by a Purchaser or a member of the Silver Lake Group that is a “Purchaser” under the SLP Initial Investment Agreement; provided that any Subject Securities will cease to be Registrable Securities upon the earliest of (a) when such Subject Securities have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144, (b) upon the later of the date (i)(A) in the case of Subject Securities held by a member of the Bain Group, no Bain Affiliated Director is on the Board of Directors and (B) in the case of Subject Securities held by a member of the Silver Lake Group, no SLP Affiliated Director is on the Board of Directors and (ii) such Subject Securities are held or Beneficially Owned by any Person that together with its Affiliates Beneficially Own Subject Securities representing less than (x) 1.0% of the outstanding shares of Company Common Stock as of such time (assuming any Subject Securities Beneficially Owned by such Person and its Affiliates are converted on a fully physical settlement basis) and such Subject Securities are freely transferable under Rule 144 without regard to volume or manner of sale limits or public information requirements (and, in the case of the Notes, such Subject Securities may be represented by an Unrestricted Global Security (as defined in the Indenture) when sold) and (y) $150,000,000 in aggregate principal amount of Notes, or (c) when such Subject Securities cease to be outstanding; provided, further, that any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel (including local counsel if required) and independent public accountants for the Company and of a single counsel for the holders of Registrable Securities, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., all the Company’s internal expenses, transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the selling holders; provided that Registration Expenses shall not include more than $60,000 per offering of fees and disbursements of counsel and other advisors for the holders of Registrable Securities; provided further that if the Bain Purchasers and the SLP Purchasers retain separate counsel or other advisors, Registration Expenses shall not include more than $30,000 per offering of fees and disbursements of counsel and other advisors for each of the Bain Purchasers and the SLP Purchasers.

9

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” shall have the meaning set forth in Section 5.01(b).

“Restricted Period” shall the period commencing on the Closing Date and ending on the earlier of (i) the date that is twelve (12) months following the Closing Date and (ii) the consummation of any Change in Control or entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Selling Holders” shall have the meaning set forth in Section 5.03(a)(i).

“Silver Lake Group” means the SLP Purchasers together with their respective Affiliates.

“SLP Affiliated Director” has the meaning set forth in the SLP Initial Investment Agreement.

“SLP Designee” has the meaning ascribed to “Purchaser Designee” in the SLP Initial Investment Agreement.

“SLP Initial Investment Agreement” means the Investment Agreement, dated as of February 3, 2016, between the Company and Silver Lake Partners IV Cayman (AIV II), L.P., as amended from time to time.

“SLP Purchasers” means each Purchaser identified under the caption “Silver Lake Investors” on Schedule 1 hereto and each successor thereto or Affiliate thereof that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07.

“Specified Guidelines” shall have the meaning set forth in Section 4.07(c).

“Sponsor Global Security” has the meaning set forth in the Indenture.

“Sponsor Security” has the meaning set forth in the Indenture.

10

“Standstill Period” shall mean the period commencing on the Closing Date and ending on the earliest of (i) the later of (A) the date that is six (6) months following such time as (x) in the case of the members of the Bain Group, there is no Bain Designee serving on the Board of Directors (and as of such time the Bain Group no longer has board nomination rights pursuant to this Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights) and (y) in the case of the members of the Silver Lake Group, there is no SLP Designee serving on the Board of Directors (and as of such time the Silver Lake Group no longer has board nomination rights pursuant to the SLP Initial Investment Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights) and (B) the three (3) year anniversary of the Closing Date, (ii) the effective date of a Change in Control and (iii)(x) in the case of the members of the Bain Group, 90 days after the date on which none of the members of the Bain Group and their respective Affiliates Beneficially Own any Notes or any shares of Company Common Stock other than any shares of Company Common Stock issued to any person as compensation for their service on the Board of Directors and (y) in the case of the members of the Silver Lake Group, 90 days after the date on which none of the members of the Silver Lake Group and their respective Affiliates Beneficially Own any Notes or any shares of Company Common Stock other than any shares of Company Common Stock issued to any person as compensation for their service on the Board of Directors.

“Subject Securities” shall mean (i) the Notes or any Other Notes; (ii) the shares of Company Common Stock issuable or issued upon conversion of the Notes; (iii) any other shares of Company Common Stock or Other Notes acquired by a Purchaser after the effective date of this Agreement at a time when such Purchaser or its Affiliates hold other Registrable Securities; provided such Holder delivers a written notice to the Company pursuant to the terms of this Agreement indicating that such securities shall be treated as Subject Securities and provided that such notice relates to securities with a fair market value of at least $100,000; and (iv) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i), (ii) or (iii) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (iv).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Take-Down Notice” shall have the meaning set forth in Section 5.02(c).

“Target Registration Date” shall have the meaning set forth in Section 5.01(a).

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

11

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Third Party” shall mean with respect to any Purchaser, a Person other than such Purchaser or any Affiliate of such Purchaser.

“Third Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(a).

“Transaction Agreements” shall have the meaning set forth in Section 3.01(c).

“Transactions” shall have the meaning set forth in Section 3.01(c).

“Trustee” shall mean Wells Fargo Bank, N.A., or another institutional trustee selected by the Company with the consent of each Purchaser, which consent shall not be unreasonably withheld or delayed.

“Underwritten Offering” shall mean a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public.

“VCOC Letter” shall have the meaning set forth in Section 4.08.

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote, or, except as expressly set forth in Section 10.06(d) of the Indenture, any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock.

12

ARTICLE II

SALE AND PURCHASE OF THE NOTES

Section 2.01. Sale and Purchase of the Notes.

(a) Subject to the terms and conditions of this Agreement, the Company and each Purchaser agrees with each other that at the Closing the Company shall issue and sell to such Purchaser, and such Purchaser shall purchase and acquire from the Company, the applicable Notes for a purchase price equal to the principal amount of the Notes listed opposite such Purchaser’s name on Schedule 1 (such price, the “Purchase Price”), which for a Bain Purchaser may be paid, at the election of the Company, by set-off against payments of Merger Consideration (as defined in the Merger Agreement) to be made by the Company to such Bain Purchaser or any Bain Purchaser Assignee under the Merger Agreement. For the avoidance of doubt, the agreement of the Company to issue Notes to each Purchaser and of such Purchaser to purchase such Notes pursuant to this Article II is an agreement solely between the Company and such Purchaser (and not an agreement among the Company and all Purchasers), and, (subject to Section 4.09(ii)) notwithstanding anything else to the contrary herein or in any other agreement entered into in connection with this Agreement or the Merger, this Agreement is not intended to and shall not confer upon any person, other than the Company and a particular Purchaser, any rights or remedies with respect to the agreement of the Company to issue Notes to such Purchaser and of such Purchaser to purchase Notes pursuant to this Article II.

Section 2.02. Closing.

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 2.02(c), (d) and (e), the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place concurrently with the closing of the Acquisition on a date specified in a written notice delivered by the Company to each Purchaser at least three (3) Business Days prior to the date of such Closing or on such date as is mutually agreed upon in writing by the Company and each Purchaser (the date on which the Closing actually occurs, the “Closing Date”).

(b) To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) The Company shall, and shall instruct the Trustee to, execute and deliver the Indenture. The Company shall deliver the fully executed Indenture to each Purchaser at the Closing, against payment in full by or on behalf of each Purchaser of the applicable Purchase Price for the Notes, or to the extent the Company elects to set-off payments of Merger Consideration (as defined in the Merger Agreement) in lieu of receiving same day funds in accordance with Section 2.01(a), against payment in full by or on behalf of each Purchaser of the applicable Purchase Price for the Notes pursuant to such set-off.

(ii) The Company shall issue and deliver to each Purchaser the applicable Notes through the facilities of The Depository Trust Company, or at the option of a Purchaser, registered in the name of such Purchaser, against payment in full by or on behalf of such Purchaser of the applicable Purchase Price for the Notes, or otherwise in accordance with Section 2.01(a).

13

(iii) Each Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to each Purchaser in an amount equal to the applicable Purchase Price for the Notes; except to the extent the Company elects to set-off payments of Merger Consideration (as defined in the Merger Agreement) in lieu of receiving same day funds in accordance with Section 2.01(a).

(iv) Each Purchaser shall deliver to the Company a duly completed and executed IRS Form W-9 (or a substantively equivalent form).

(c) The obligations of each Purchaser to purchase the Notes to be purchased by it hereunder are subject to the satisfaction or waiver by such Purchaser of the following conditions as of the Closing:

(i) the purchase and sale of the Notes pursuant to Section 2.02(b) shall not be prohibited or enjoined by any court of competent jurisdiction;

(ii) the Company and the Trustee shall have executed the Indenture on the Closing Date and delivered the Indenture to the Purchasers, the Company shall have executed and delivered the applicable Notes to such Purchaser and, if requested by such Purchaser, the Company shall have executed and delivered a VCOC Letter to such Purchaser;

(iii) (A) the representations and warranties of the Company set forth in Sections 3.01(a), (c) and (e) shall be true and correct in all material respects on and as of the Closing Date; and (B) the representations and warranties of the Company set forth in Sections 3.01(f) and (g)(i) shall be true and correct on and as of the Closing Date (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties, except where the failure of such representations and warranties referenced in this clause (B) to be so true and correct, individually or in the aggregate, has not had and would not have a Material Adverse Effect);

(iv) the Acquisition shall have been consummated, or substantially simultaneously with the Closing, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement, after giving effect to any modifications, amendments, consents or waivers by the Company (and/or the Target) thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of any Purchaser in its capacity as such (it being understood that (A) any decrease to the Merger Consideration shall not be deemed to be materially adverse to the interests of such Purchaser, and (B) any modification, amendment, consent or waiver to the definition of “Material Adverse Effect” in the Merger Agreement shall be deemed to be materially adverse to the interests of such Purchaser), unless consented to in writing by such Purchaser other than in such modification, amendment, consent or waiver for purposes of the Merger Agreement (such consent not to be unreasonably withheld, delayed or conditioned);

14

(v) the Company shall have delivered to the Trustee, as custodian, the Global Securities registered in the name of The Depository Trust Company and such Global Securities shall be eligible for book-entry settlement with The Depository Trust Company;

(vi) the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(vii) such Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Section 2.02(c)(iii), (v) and (vi) have been satisfied.

(d) The obligations of each SLP Purchaser to purchase the Notes to be purchased by it hereunder are subject to the satisfaction or waiver, as of the Closing, of the following condition: substantially simultaneously with the Closing, the issuance by the Company to the Bain Purchasers of the Notes to be purchased by the Bain Purchasers hereunder, and the purchase of such Notes by the Bain Purchasers, for the Purchase Price thereof set forth on Schedule 1.

(e) The obligations of the Company to sell the applicable Notes to each Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i) the purchase and sale of the Notes pursuant to Section 2.02(b) shall not be prohibited or enjoined by any court of competent jurisdiction; and

(ii) the Trustee shall have executed and delivered the Indenture to the Company;

(iii) the representations and warranties of such Purchaser set forth in Section 3.02 shall be true and correct in all material respects on and as of the Closing Date;

(iv) the Acquisition shall be consummated concurrently with the Closing;

(v) such Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(vi) the Company shall have received a certificate, dated the Closing Date, duly executed by the general partner of such Purchaser on behalf of such Purchaser, certifying that the conditions specified in Section 2.02(e)(iii) and (v) have been satisfied.

15

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), or in the Company’s Form 10-K for the fiscal year ended April 1, 2016 (the “10-K”) that the Company filed with the SEC on May 20, 2016, the Company represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date as follows:

(a) Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

(b) Capitalization. The authorized share capital of the Company consists of 3,000,000,000 shares of Company Common Stock, par value $0.01 per share, 1,000,000 shares of preferred stock, par value $0.01 per share, and 1 share of special voting stock, par value $1 per share, of the Company. As of June 9, 2016, there were (i) 615,504,422 shares of Company Common Stock issued and outstanding, 21,387.6147 shares of preferred stock of the Company issued and outstanding and no shares of special voting stock of the Company issued and outstanding, (ii) options to purchase an aggregate of 424,536 shares of Company Common Stock issued and outstanding, (iii) 15,166,550 shares of Company Common Stock underlying the Company’s restricted and performance stock unit awards, (iv) 60,286,630 shares of Company Common Stock reserved for issuance under the Company’s employee or director employment, compensation and/or benefit plans, programs, policies, agreements or other arrangements and (v) 29,817,050 shares of Company Common Stock reserved for issuance on conversion of the convertible notes issued pursuant to the SLP Initial Investment Agreement. Since June 9, 2016, (i) the Company has only issued options, restricted stock units, deferred stock unit awards or other rights to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (ii) the only shares of capital stock issued by the Company were pursuant to outstanding options, restricted stock units, deferred stock unit awards and other rights to purchase shares of

16

Company Common Stock. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as provided in this Agreement, the Notes and the Indenture and except as set forth in or contemplated by this Section 3.01(b), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(c) Authorization. The execution, delivery and performance of this Agreement, the Indenture, the Notes, the VCOC Letters and each Issuer Agreement (the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”), have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of each Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). On the Closing Date, the Indenture will be duly executed and delivered by the Company and, assuming the Indenture will be a valid and binding obligation of the Trustee, the Indenture will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Assuming the VCOC Letters constitute the valid and binding obligations of such applicable Purchaser or other Affiliate thereof party thereto, on the Closing Date, the VCOC Letters will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions. Pursuant to resolutions previously provided to each Purchaser, the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act has approved, and will approve in advance of the Closing, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder, the transactions contemplated by the Transaction Agreements, including the acquisition of the Notes, any disposition of such Notes upon the conversion thereof, any acquisition of Common Stock upon conversion of the Notes, any deemed acquisition or disposition in connection therewith, and all transactions related thereto.

17

(d) General Solicitation; No Integration. Other than with respect to the Purchasers and their Affiliates, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

(e) Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares (including make-whole shares) of Company Common Stock initially issuable upon conversion of the Notes if such conversion were to occur immediately following Closing (assuming fully physical share settlement). The Company Common Stock to be issued upon conversion of the Notes in accordance with the terms of the Notes has been duly authorized, and when issued upon conversion of the Notes, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights. The Company is a WKSI eligible to file a registration statement on Form S-3 under the Securities Act.

(f) Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Company Common Stock upon conversion of the Notes in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any credit agreement, mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any of its Subsidiaries with respect to any Material Indebtedness, or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of each Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes, (B) the filing of a Supplemental Listing Application with the NASDAQ, (C) any required filings pursuant to the Exchange Act or the rules of the SEC or the NASDAQ or (D) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article V), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

18

(g) Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, (A) the 10-K, (B) its proxy statement relating to the annual meeting of the stockholders of the Company held in 2015 and (C) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since April 1, 2016 (collectively, the “Company Reports”).

(ii) As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(iii) Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act and included in the 10-K (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC.

(h) Absence of Certain Changes. Since April 1, 2016 until the date hereof, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, in each case other than the execution of the Merger Agreement and related agreements, and the performance by the Company of its obligations thereunder, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

19

(i) No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports or in the 10-K, (ii) liabilities incurred since April 1, 2016 in the ordinary course of business, (iii) liabilities incurred in connection with the transactions contemplated by the Merger Agreement and related agreements, and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Compliance with Applicable Law. Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(k) Legal Proceedings and Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(l) Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i) the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it, except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; and

20

(ii) there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established.

(n) No Piggyback or Preemptive Rights. Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to (i) require the Company to include in any Registration Statement filed pursuant to Article V any securities other than the Subject Securities or (ii) preemptive rights to subscribe for the Company Common Stock issuable upon conversion of the Notes, except in each case of (i) and (ii), as may have been duly waived.

(o) Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees any Purchaser would be required to pay.

(p) Intellectual Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent applications, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names and other technology and intellectual property rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted. To the Company’s knowledge, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe the Intellectual Property of others, and to the Company’s knowledge, no third party is infringing any Intellectual Property owned by the Company or any of its Subsidiaries.

(q) No Additional Representations.

(i) The Company acknowledges that each Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by such Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by such Purchaser pursuant to this Agreement.

(ii) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by a Purchaser pursuant to this Agreement, (i) no person has been authorized by such Purchaser to make any representation or warranty relating to such Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include

21

representations or warranties of such Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by such Purchaser pursuant to this Agreement.

Section 3.02. Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Organization; Ownership. Such Purchaser is an exempted limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser’s formation and has all requisite limited partnership power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b) Authorization; Sufficient Funds; No Conflicts.

(i) Such Purchaser has full partnership power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary partnership action on behalf of such Purchaser. No other proceedings on the part of such Purchaser are necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii) At the Closing, such Purchaser will have cash in immediately available funds in excess of the applicable Purchase Price, after giving effect to the Closing, including any set-off under Section 2.01(a).

(iii) The execution, delivery and performance of this Agreement by such Purchaser, the consummation by such Purchaser of the Transactions to which it is a party and the compliance by such Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of such Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon such Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to such Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.

22

(c) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.

(d) Securities Act Representations.

(i) Such Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Notes is being made in reliance on a private placement exemption from registration under the Securities Act. Such Purchaser is acquiring its applicable Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any shares of Company Common Stock issuable upon conversion of the Notes) in violation of the Securities Act. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. Such Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(ii) Neither such Purchaser nor any of its Affiliates is acting in concert, and neither such Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of such Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than with respect to any bona fide loan from one or more financial institutions.

(e) Brokers and Finders. Such Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

23

(f) Ownership of Shares. None of such Purchaser or its Affiliates Beneficially Own any shares of Company Common Stock (without giving effect to the issuance of the Notes hereunder) other than (i) any shares of Company Common Stock that may be Beneficially Owned by managing directors, officers or other employees of any member of the Bain Group or the Silver Lake Group and (ii) any shares of Company Common Stock that may be Beneficially Owned by the Silver Lake Group as a result of the transactions contemplated by the SLP Initial Investment Agreement.

(g) No Additional Representations.

(i) Such Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to such Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and such Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

(ii) Such Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges such Purchaser has been provided with sufficient access for such purposes. Such Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to such Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement.

24

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01. Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

Section 4.02. Restricted Period; Non-Conversion.

(a) During the Restricted Period, notwithstanding any rights provided in Article V, each Purchaser shall not, without the Company’s prior written consent, directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Notes or any shares of Company Common Stock issuable or issued upon conversion of any of the Notes or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Notes or any shares of Company Common Stock issuable or issued upon conversion of any of the Notes (such actions in clauses (x) and (y), “Prohibited Transfers”), other than, in the case of clause (x), Permitted Transfers. “Permitted Transfers” shall mean any (i) transfer to a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and the Confidentiality Agreement and a duly completed and executed IRS Form W-9 (or a substantially equivalent form), (ii) transfer to the Company or any of its Subsidiaries, (iii) transfer to a Third Party for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e. posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, (iv) transfer with the prior written consent of the Company, provided that any such consent shall be offered to each of the Bain Purchasers and the SLP Purchasers (and each of their respective Affiliates) at substantially the same time, on the same terms and for a pro rata amount of the Notes or any shares of Company Common Stock issuable or issued upon conversion of any of the Notes; or (v) tender of any Company Common Stock into a Third Party Tender/Exchange Offer, as defined below, (and any related conversion of Notes to the extent required to effect such tender or exchange) and any transfer effected pursuant to any merger,

25

consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Company Common Stock received pursuant to the conversion of any Notes that had previously been converted to participate in any such tender or exchange offer). “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to all of the holders of Company Common Stock by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control solely to the extent that (x) the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or (y) such tender or exchange offer is either (I) a tender or exchange offer for less than all of the outstanding shares of Company Common Stock or (II) part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount or form of consideration (or the election of the type of consideration available to holders of Company Common Stock is not identical in the second-step of such transaction) as the first step of such transaction. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio. Notwithstanding the foregoing, each Purchaser (or a controlled Affiliate of such Purchaser) shall be permitted to mortgage, hypothecate, and/or pledge the Notes and/or the shares of Company Common Stock issuable or issued upon conversion of the Notes in respect of one or more bona fide purpose (margin) or bona fide non-purpose loans (each, a “Permitted Loan”). Except with the Company’s prior written consent, any Permitted Loan entered into by a Purchaser or its controlled Affiliates shall be with one or more financial institutions and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the Notes and/or shares of Company Common Stock (including shares of Company Common Stock received upon conversion of the Notes following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of the Notes or the shares of Company Common Stock issuable or issued upon conversion of the Notes or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, a Purchaser or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder (including, without limitation, the rights or benefits provided for in Section 4.06 and Section 4.07) except and to the extent for those expressly provided for in Article V.

(b) Notwithstanding anything in this Agreement or elsewhere to the contrary, any sale of Notes or Company Common Stock pursuant to Article V shall be subject to any applicable limitations set forth in this Section 4.02 and Article V but shall not be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the Bain Affiliated Directors or the SLP Affiliated Directors with respect to trading in the Company’s

26

securities (other than as set forth in the definition of “Blackout Period”) and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the Bain Affiliated Directors or SLP Affiliated Directors shall not be violated by any such transfer pursuant to Article V, other than any applicable federal securities laws and any other applicable laws.

(c) Notwithstanding anything in the Notes or in the Indenture to the contrary, during the Restricted Period, a Purchaser (including any Party that signs a Joinder) shall not, without the Company’s prior written consent, convert (or give notice of conversion of) any of the Notes, irrespective of whether such conversion is permitted pursuant to the terms of the Notes or the Indenture, except in connection with a sale of shares of Company Common Stock issuable upon conversion of such Notes that is (i) not prohibited pursuant to this Section 4.02 and (ii) not to an Affiliate of such Purchaser. For the avoidance of doubt, notwithstanding anything in the Notes or in the Indenture to the contrary, the Company shall not be obligated to issue any shares of Company Common Stock to a Purchaser or any of its Affiliates during the Restricted Period except as described in the immediately preceding sentence.

(d) Notwithstanding anything in the Notes or in the Indenture to the contrary, for so long as both the Bain Group and the Silver Lake Group hold at least $50 million in aggregate principal amount of the Notes, if the Company purchases Notes from either the Bain Group or the Silver Lake Group, the Company shall offer the other such group the opportunity to participate in such repurchase on the same terms and conditions, at substantially the same time and for a pro rata amount of the repurchase offered to the other group so that the percentage ownership of Notes of both the Bain Group and the Silver Lake Group may be reduced proportionally.

Section 4.03. Standstill.

(a) Each Purchaser agrees that, during the Standstill Period, such Purchaser shall not, and shall cause each of its Affiliates (collectively and individually, the “Purchaser Affiliates,”) not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company (acting through a resolution of the Company’s directors not including, in respect of any consent to actions taken or proposed to be taken by a Bain Purchaser or its Affiliates, any Bain Affiliated Director, and, in respect of any consent to actions taken or proposed to be taken by an SLP Purchaser or its Affiliates, any SLP Affiliated Director):

(i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the

27

Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of the Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii) form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not such Purchaser’s Purchaser Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;

(iii) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in such Purchaser (together with such Purchaser’s Purchaser Affiliates) having Beneficial Ownership of more than 12.5% in the aggregate of the shares of the Company Common Stock outstanding at such time (assuming all the Notes are converted on a fully physical settlement basis), excluding any issuance by the Company of shares of Company Common Stock or options, warrants or other rights to acquire Company Common Stock (or the exercise thereof) to any Bain Affiliated Director as compensation for their membership on the Board of Directors; provided that nothing herein will require any Notes or shares of Company Common Stock to be sold to the extent such Purchaser and such Purchaser’s Purchaser Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or any other Company actions that reduces the number of outstanding shares of Company Common Stock. For the avoidance of doubt, this Section 4.03(a)(iii) shall not restrict conversion of the Notes or the notes issued pursuant to the SLP Initial Investment Agreement, and shall not be violated by any conversion rate adjustment. For purposes of this Section 4.03(a)(iii), no securities Beneficially Owned by a portfolio company of a Purchaser or its Affiliates will be deemed to be Beneficially Owned by such Purchaser or any of its Affiliates only so long as (x) such portfolio company is not an Affiliate of such Purchaser for purposes of this Agreement, (y) neither such Purchaser nor any of its Purchaser Affiliates has encouraged, instructed, directed, supported, assisted or advised, or coordinated with, such portfolio company with respect to the acquisition, voting or disposition of securities of the Company by the portfolio company and (z) neither such Purchaser or any of its Affiliates is a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with that portfolio company with respect to any securities of the Company;

28

(iv) transfer, directly or indirectly, through swap or hedging transactions or otherwise, the Notes or Company Common Stock Beneficially Owned by such Purchaser or its Affiliates or any economic or voting rights decoupled from the underlying securities held by such Purchaser or its Affiliates to any Third Party that, to the knowledge of such Purchaser at the time it enters into such transaction, would result in such Third Party, together with its Affiliates and Associates, having Beneficial Ownership in the aggregate of more than 12.5% of the shares of Company Common Stock outstanding at such time; provided, that (x) such Purchaser or its Affiliates, as applicable, shall provide written notice to the Company if it has actual knowledge (after good faith inquiry) at the time of such transaction that such transfer, directly or indirectly, through swap or hedging transactions or otherwise, of its Notes or Company Common Stock to any Third Party would result in such Third Party, together with its Affiliates and Associates, having Beneficial Ownership in the aggregate of more than 9.9% of the shares of Company Common Stock outstanding at such time and (y) nothing in this clause (iv) shall in any way prohibit, limit or restrict any transfer (A) pursuant to a Permitted Loan or any foreclosure thereunder, (B) pursuant to a Third Party Tender/Exchange Offer or pursuant to a merger, consolidation or similar transaction entered into by the Company, (C) in a bona fide underwritten public offering, or a bona fide broadly marketed Rule 144A transaction (including initial purchasers in any such transaction), or in a broker or market maker transaction pursuant to Rule 144 (provided that, in relation to such Rule 144A or Rule 144 transaction, such Purchaser has not instructed or encouraged such initial purchaser, qualified institutional buyer, broker or market maker to sell such Notes or Company Common Stock to a specific Third Party or class of Third Parties which would result in a violation of this clause (iv)) or (D) in a derivatives transaction entered into with, or purchased from, a bank, broker-dealer or other recognized derivatives dealer that is not a hedge fund or activist investor or, to the knowledge of such Purchaser, an Affiliate of a hedge fund or activist investor;

(v) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by such Purchaser or its Purchaser Affiliates of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of Notes to the extent required to effect such tender) or the vote by such Purchaser or its Purchaser Affiliates of any voting securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board of Directors;

29

(vi)(A) call or seek to call any meeting of stockholders of the Company, including by written consent, (B) seek representation on the Board of Directors, except as expressly set forth herein, (C) seek the removal of any member of the Board of Directors (other than (x) in the case of the Bain Purchasers and their Purchaser Affiliates, a Bain Affiliated Director in accordance with Section 4.07 and (y) in the case of the SLP Purchasers and their Purchaser Affiliates, an SLP Affiliated Director in accordance with the SLP Initial Investment Agreement), (D) solicit consents from stockholders or otherwise act or seek to act by written consent with respect to the Company, (E) conduct a referendum of stockholders of the Company or (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;

(vii) take any action in support of or make any proposal or request that constitutes: (A) controlling or changing the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors, (B) any material change in the capitalization or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act (except in each case pursuant to any action or transaction permitted by clause (y) of Section 4.03(a)(iv) and Section 4.03(a)(v));

(viii) make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board of Directors, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement; or

(ix) enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.

(b) The provisions of Section 4.03(a) and Section 4.03(d) shall not be deemed to prohibit a Purchaser or any of its Purchaser Affiliates or their respective directors, executive officers, partners, employees, managing members, advisors or agents (acting in such capacity) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

30

(c) Nothing in this Section 4.03 shall limit any action that may be taken (i) by any Bain Affiliated Director acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company if such action does not include any public announcement or disclosure by such Bain Affiliated Director or by a Bain Purchaser and its Purchaser Affiliates or (ii) by any SLP Affiliated Director acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company if such action does not include any public announcement or disclosure by such SLP Affiliated Director or by a SLP Purchaser and its Purchaser Affiliates.

(d) Notwithstanding anything in Section 4.03(a) to the contrary, if (i) the Company enters into a definitive agreement providing for a transaction that, if consummated, would result in a Change in Control and (ii) the Company had not, reasonably prior to entering into such definitive agreement, provided a Purchaser with a written notice inviting its Purchaser Affiliates to make one or more proposals or offers to effect a transaction that would result in a Change in Control, then after the announcement of such transaction and prior to the earlier of any termination of such definitive agreement or Company stockholder approval of such definitive agreement, nothing in Section 4.03(a) will prevent any such Purchaser or any of its Purchaser Affiliates (A) from submitting to the Board of Directors one or more bona fide proposals or offers for an alternative transaction involving, directly or indirectly, one or more of such Purchaser or one or more of its Purchaser Affiliates, (B) pursuing and entering into any such alternative transaction with the Company and (C) taking any actions in furtherance of the foregoing, including actions relating to obtaining equity and/or debt financing for the alternative transaction as long as (x) any proposal or offer is conditioned on the proposed transaction being approved by the Board of Directors and (y) such Purchaser and its Purchaser Affiliates do not make any public announcement or disclosure of such proposal, offer or actions other than any filings and disclosures that may be required in filings with the SEC.

Section 4.04. Securities Laws. Each Purchaser acknowledges and agrees that, as of the Closing Date, the Notes (and the shares of Company Common Stock that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser acknowledges that, except as provided in Article V with respect to shares of Company Common Stock and the Notes, such Purchaser has no right to require the Company or any of its Subsidiaries to register the Notes or the shares of Company Common Stock that are issuable upon conversion of the Notes.

Section 4.05. Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if

31

requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.06. Antitrust Approval. The Company and the Purchasers acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion of the Notes. Each Purchaser will promptly notify the Company if any such filing is required on the part of such Purchaser. To the extent reasonably requested, the Company, each Purchaser and any other applicable Affiliate of such Purchaser will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Company Common Stock upon conversion of Notes held by such Purchaser or any Affiliate of such Purchaser in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of a Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Notes outstanding and owned by a Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as such Purchasers may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes. Each Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

Section 4.07. Board Nomination.

(a) The Company agrees to appoint to the Board of Directors as the initial Bain Designee effective as of the Closing an individual selected in accordance with Section 4.07(c) by taking all necessary action to increase the size of the Board of Directors unless there otherwise is a vacancy in the Board of Directors and in either event filling the vacancy thereby created with such individual. The Company agrees that, subject to Section 4.07(c), a Majority in Interest of the Bain Group shall have the right to nominate at each meeting or action by written consent at which individuals will be elected members of the Board of Directors one nominee of the Bain Group (for the avoidance of doubt, the Bain Group shall have a right to nominate a member to the Board of Directors if the Bain Group collectively Beneficially Owns a number of shares of Company Common Stock equal to or greater than the Minimum Ownership Threshold (as defined below) at such point in time). Notwithstanding the foregoing, the Bain Group shall not have a right to nominate any member to the Board of Directors during any such time as the Bain Group collectively Beneficially Owns less than 4% of the number of shares of Company Common Stock then outstanding assuming issuance upon conversion of the Notes Beneficially Owned by the Bain Group of the shares of Company Common Stock Beneficially Owned by the Bain Group (the “Minimum Ownership Threshold”). For the avoidance of doubt, the Bain Group’s rights under this Section 4.07(a) may become effective and/or lose effect from time to time and any number of times, and a Majority in Interest of the Bain Group may irrevocably waive such rights in a writing delivered to the Company.

32

(b) Subject to the terms and conditions of this Section 4.07 and applicable law, the Company agrees to include each Bain Designee in its slate of nominees for election as directors of the Company at each of the Company’s meetings of stockholders or action by written consent at which directors are to be elected and use its reasonable efforts to cause the election of each such Bain Designee to the Board of Directors (for the avoidance of doubt, the Company will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent). For the avoidance of doubt, failure of the stockholders of the Company to elect any Bain Designee to the Board of Directors shall not affect the right of the Majority in Interest of the Bain Group to nominate directors for election pursuant to this Section 4.07 in any future election of directors.

(c) Each Bain Designee must be a managing director, officer, advisor or employee of Bain Capital Private Equity, LP or another Bain Affiliate management entity or general partner selected by the Majority in Interest of the Bain Group that is acceptable to the Nominating and Governance Committee of the Board of Directors (or any successor thereto) acting in good faith; provided, that the Company acknowledges that each of the individuals whose names are listed on the list that the Bain Group has separately furnished to the Company and/or its counsel are deemed to satisfy the requirements of, and be acceptable under, this Section 4.07(c) in the absence of any circumstances arising after the date of this Agreement, or in existence as of the date of this Agreement but not known to the Company prior to the date of this Agreement, that in the good faith judgment of the Nominating and Governance Committee of the Board of Directors (or any successor thereto) has a material impact thereon. As a condition to any Bain Designee’s appointment to the Board of Directors and nomination for election as a director of the Company at the Company’s annual meetings of stockholders (A) the Bain Group and each Bain Designee must in all material respects provide to the Company (1) all information reasonably requested by the Company that is required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business and (2) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business, with respect to the Bain Group, its Affiliates and the applicable Bain Designee, (B) each Bain Designee must be qualified to serve as a director of the Company under the DGCL to the same extent as all other directors of the Company and (C) each Bain Designee must satisfy the requirements set forth in the Company’s Corporate Governance Guidelines, code of conduct and securities trading policy (subject to Section 4.02), in each case as currently in effect (the “Specified Guidelines”) with such changes thereto (or such successor policies) as are applicable to all other directors, as are adopted in good faith by the Board of Directors, and do not by their terms adversely impact any Bain Designee relative to all other directors and as are consistent with clause (d) below (for the avoidance of doubt, no Bain Designee shall be required to qualify as an independent director under applicable stock exchange rules and federal securities laws and regulations). The

33

Company will make all information requests pursuant to this Section 4.07(c) in good faith in a timely manner that allows the Bain Group and each Bain Designee a reasonable amount of time to provide such information, and will cooperate in good faith with the Bain Group and each Bain Designee in connection with their efforts to provide the requested information.

(d) For so long as a Bain Affiliated Director is on the Board of Directors, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to the Bain Group or its Affiliates (including a policy that limits, prohibits or restricts the Bain Group or its Affiliates from entering into any hedging or derivative arrangements), in each case other than with respect to any Bain Affiliated Director solely in his or her individual capacity, except as provided herein, or that imposes confidentiality obligations on any Bain Affiliated Director that are inconsistent with the Confidentiality Agreement, (ii) any share ownership requirement for any Bain Designee serving on the Board of Directors will be deemed satisfied by the securities owned by the Bain Group and/or its Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the Bain Group’s or its Affiliates’ transfers of securities pursuant to Article V (except as otherwise provided therein with respect to Blackout Periods) and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors be violated by any Bain Designee (x) accepting an invitation to serve on another board of directors of a company whose principal line(s) of business do not compete with the principal line(s) of business of the Company or failing to notify an officer or director of the Company prior to doing so, or (y) receiving compensation from the Bain Group or any of its Affiliates, or (z) failing to offer his or her resignation from the Board of Directors except as otherwise expressly provided in this Agreement or pursuant to any majority voting policy adopted by the Board of Directors, and, in each case of (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 4.07 shall not apply to the extent inconsistent with this Section 4.07 (but shall otherwise be applicable to the Bain Designee). If the Specified Guidelines are in good faith changed in a manner that results in a Bain Designee no longer satisfying the Specified Guidelines in all material respects (any such changes to the Specified Guidelines, a “Director Policy Change”), then the Bain Group agrees that it shall not nominate such Bain Designee at the next meeting of stockholders of the Company at which the stockholders of the Company elect the Board of Directors.

(e) Subject to the terms and conditions of this Section 4.07, if a vacancy on the Board of Directors is created as a result of a Bain Designee’s death, resignation, disqualification or removal, in each case for whatever reason, or if the Majority in Interest of the Bain Group desires to nominate a different individual to replace any then-existing Bain Designee, then, at the request of the Majority in Interest of the Bain Group, the Bain Group and the Company (acting through the Board of Directors) shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practical with a replacement Bain Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practical be appointed to the Board of Directors to fill such vacancy and/or be nominated as a Company nominee as a “Bain Designee” pursuant to this Section 4.07 (as applicable).

34

(f) To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect, the Company agrees that any Bain Affiliated Director, any Purchaser and any Bain Affiliate or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates; and/or (iii) make investments in any kind of property in which the Company may make investments. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of such person’s participation in any such business or investment. The Company shall pay in advance any expenses incurred in defense of such claim as provided in this provision. The Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is intended solely for such Covered Person in his or her capacity as a member of the Board of Directors, and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, that, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is intended solely for such Covered Person in his or her capacity as a member of the Board of Directors shall belong to the Company. The Company shall pay in advance any expenses incurred in defense of such claim as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Section 4.07(f) in which case any such advanced expenses shall be promptly reimbursed to the Company.

(g) For the avoidance of doubt, notwithstanding anything in this Agreement or the Notes to the contrary, transferees of the Notes and/or the shares of Company Common Stock (other than Affiliates of a Purchaser who sign a Joinder) shall not have any rights pursuant to this Section 4.07.

35

Section 4.08. VCOC Letters. Upon request by a Purchaser, the Company shall deliver to such Purchaser at the Closing and from time to time any Affiliate of such Purchaser to whom such Purchaser’s rights and obligations under this Agreement are assigned in accordance with this Agreement a letter substantially consistent with the form thereof furnished by such Purchaser (the “VCOC Letters”).

Section 4.09. Financing Cooperation. If requested by a Purchaser, the Company will provide the following cooperation in connection with such Purchaser obtaining any Permitted Loan: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender with respect to such Permitted Loan in the form attached hereto as Exhibit C, and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender, (ii) entering into customary triparty agreements with the relevant lender and such Purchaser relating to the delivery of the Notes to such lender for crediting to the relevant collateral accounts upon funding of the relevant loan and payment of the purchase price of such Purchaser, including a right for such lender as a third party beneficiary with respect to the Company’s obligation under Article 2 hereof to issue the Notes upon payment of the purchase price therefor in accordance with the terms of this Agreement (including satisfaction of the conditions set forth in Section 2.02(e)) and (iii) such other cooperation and assistance as such Purchaser may reasonably request that will not unreasonably disrupt the operation of the Company’s business. Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement is conditioned on (x) a Purchaser delivering to the Company a copy of the loan agreement for the Permitted Loan to which the Issuer Agreement relates and (y) such Purchaser certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, such Purchaser has pledged the Notes and/or the underlying shares of Company Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under Article V are being assigned to the lenders under that Permitted Loan and (C) such Purchaser acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. Each Purchaser acknowledges and agrees that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and such Purchaser under this Agreement, such Purchaser shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company. Upon request by any Purchaser, the Company and each other Purchaser shall consider in good faith any amendments to this Agreement, the Indenture or the Notes proposed by such Purchaser necessary to facilitate the consummation of a Permitted Loan transaction, and the Company and each other Purchaser shall consent to any such amendment that is not adverse in any respect to the interests of the Company or such Purchaser, as applicable (as determined in good faith by the Company or such Purchaser, as applicable), it being acknowledged that registration of the Notes for resale by the Target Registration Date is not adverse to the interests of the Company or the Purchasers.

36

Section 4.10. Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes).

Section 4.11. Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, or if there is any event or circumstance that may result in a Purchaser, its Affiliates, any Bain Affiliated Director and/or any SLP Affiliated Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any Bain Affiliated Director and/or any SLP Affiliated Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six months (i) the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting such Purchaser’s, its Affiliates’, any Bain Affiliated Director’s and any SLP Affiliated Director’s interests (for such Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Company Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by a Purchaser, such Purchaser’s Affiliates, any Bain Affiliated Director and/or any SLP Affiliated Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of a Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if such Purchaser notifies the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of a Purchaser’s, its Affiliates’, any Bain Affiliated Director’s and any SLP Affiliated Director’s (for each Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

37

Section 4.12. D&O Indemnification / Insurance Priority Matters. Each Bain Affiliated Director shall be eligible to enter into an indemnification agreement consistent with the form thereof previously furnished by the Company. The Company acknowledges and agrees that any Bain Affiliated Directors who are partners, members, employees, advisors or consultants of any member of the Bain Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable member of the Bain Group (collectively, the “Bain Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s certificate of incorporation, bylaws and/or indemnification agreement (including Section 5.05 hereof) to any Bain Affiliated Director in his or her capacity as a director of the Company or any of its subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Bain Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the certificate of incorporation and/or bylaws of the Company as in effect from time to time and/or (ii) such other agreement (including Section 5.05 hereof), if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the Bain Indemnitors. No advancement or payment by the Bain Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the Bain Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

Section 4.13. Conversion Price Matters. The Conversion Rate on the Closing Date (the “Initial Conversion Rate”) shall be 48.9860; provided, that if any event shall occur between the date hereof and the Closing Date (inclusive) that would have resulted in an adjustment to the Conversion Rate pursuant to Article 10 of the Indenture if the Notes had been issued and outstanding since the date hereof, the Initial Conversion Rate and the share amounts in the table of Make-Whole Applicable Increases set forth in Section 10.14(b) of the Indenture shall be adjusted in the same manner as would have been required by Article 10 of the Indenture if the Notes had been issued and outstanding since the date hereof and the Conversion Price, Initial Conversion Rate and Make-Whole Applicable Increases table included in the Indenture shall reflect such adjustment.

Section 4.14. Transfers of Sponsor Global Securities. Each Purchaser agrees that (i) except in the case of a foreclosure under a Permitted Loan pursuant to which the lender thereunder is obligated to exchange the foreclosed interest in the Sponsor Global Security for a Global Security other than the Sponsor Global Security, such Purchaser and its Affiliates will only transfer their interests in the Sponsor Global Security to a Third Party if such Person receives such transferred interest in a Global Security other than the Sponsor Global Security and (ii) such Purchaser and its Affiliates may only transfer an interest in the Sponsor Global Security to an Affiliate of such Purchaser if such Affiliate continues to hold such transferred interest in the Sponsor Global Security and not any other Global Security.

38

Section 4.15. Par Value. While the Purchasers own any Notes, the Company will not, without the consent of each Purchaser, increase the par value per share of the Company Common Stock to above $0.01 per share.

Section 4.16. Transfer Restrictions. Notwithstanding anything to the contrary herein, each Purchaser hereby agrees that it shall not, directly or indirectly, without the Company’s prior written consent, (a) hold any right, title or interest in the Notes unless such Notes are Sponsor Securities, or (b) transfer (including through any foreclosure or otherwise) to any other Person any right, title or interest in any Note that is, in the hands of the transferee, a Sponsor Security (other than (i) any transfer to a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and the Confidentiality Agreement and a duly completed and executed IRS Form W-9 (or a substantially equivalent form) and (ii) to the Company or any of its Subsidiaries).

Section 4.17. Voting. Each Purchaser agrees with the Company that, except with the Company’s prior written consent (a) during the Standstill Period, such Purchaser shall take such action (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) at each meeting of the stockholders of the Company as may be required so that all shares of issued and outstanding Company Common Stock Beneficially Owned, directly or indirectly, by it and/or by any of its Purchaser Affiliates are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board of Directors to the other holders of Company Common Stock (including with respect to director elections), and (b) such Purchaser shall, and shall (to the extent necessary to comply with this Section 4.17) cause such Purchaser’s Purchaser Affiliates to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of issued and outstanding Company Common Stock Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with the preceding clause (a) at such meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a meeting of holders of shares of Company Common Stock. Notwithstanding anything to the contrary herein, nothing in this Section 4.17 shall require any Purchaser to convert its Notes.

Section 4.18. Indenture Amendments and Supplements. For so long as the Silver Lake Group collectively Beneficially Owns at least 50% of the Notes Beneficially Owned by the Silver Lake Group immediately following the Closing, the Company shall not make an amendment or supplement to the Indenture or the Securities (as defined in the Indenture) of a type to which the first sentence of Section 9.02 of the Indenture applies, without the written consent of the SLP Purchasers. For so long as the Bain Group collectively Beneficially Owns at least 50% of the Notes Beneficially Owned by the Bain Group immediately following the Closing, the Company shall not make an amendment or supplement to the Indenture or the Securities (as defined in the Indenture) of a type to which the first sentence of Section 9.02 of the Indenture applies, without the written consent of the Bain Purchasers.

39

ARTICLE V

REGISTRATION RIGHTS

Section 5.01. Registration Statement.

(a) The Company will use reasonable efforts to prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act, (x) for the registration of resales of Company Common Stock, as soon as reasonably practicable following the Closing Date and, in any event, no later than six (6) months following the Closing Date and (y) for all other registration requests, as soon as reasonably practicable following a written request of Holders of a majority in aggregate principal amount of Notes and, in any event, no later than the date that is the later of (A) six (6) months following the Closing Date and (B) three (3) months following the date of such request (such later date, the “Target Registration Date”), a Registration Statement (the “Initial Registration Statement”) in order to provide for resales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include the Plan of Distribution; provided, that this sentence applies to registration of resales of the Notes only upon written request of holders of a majority in aggregate principal amount of outstanding Notes that are Registrable Securities. In addition, the Company will from time to time after the Initial Registration Statement has been declared effective use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities requested to be registered by the Bain Group or the Silver Lake Group that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and, subject to Section 5.02, will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article V shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI (in which case, the Registration Statement may request registration of an unspecified amount of Registrable Securities to be sold by unspecified Holders).

(b) Subject to the provisions of Section 5.02 and further subject to the availability of a Registration Statement on Form S-3 (or any successor form thereto) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan of distribution disclosed in the prospectus included in the Registration Statement and (ii) there otherwise cease to be any Registrable Securities.

40

(c) Notwithstanding anything herein to the contrary, during such period of time from and after the Target Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement continuously available. Each such written request must specify the amount and intended manner of disposition of such Registrable Securities; provided, that the minimum amount of such Registrable Securities shall be $75,000,000. When the Company regains the ability to file a Registration Statement on Form S-3 covering the Registrable Securities it shall as promptly as practicably do so in accordance with Section 5.01(a).

Section 5.02. Registration Limitations and Obligations.

(a) Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. In order to facilitate the Company’s determination of whether to initiate a Blackout Period, each Purchaser shall give the Company notice of a proposed sale of Registrable Securities pursuant to the Registration Statement at least two (2) Business Days (or, if two Business Days is not practicable, one (1) Business Day) prior to the proposed date of sale (which notice shall not bind such Purchaser to make any sale).

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period, or the certificate described in the following sentence, if such holder or Beneficial Owner has specified in writing (including by electronic mail) to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address (including electronic mail), contact and fax number information. No sales may be made under the applicable Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer or general counsel of the Company confirming that the conditions described in the definition of Blackout Period are met (but which certificate need not specify the nature of the event causing such conditions to have been met), which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to

41

each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Target Registration Date shall be considered a Blackout Period and subject to the limitations therein.

(c) At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities (an “Initiating Holder”) delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell at least $75,000,000 of Registrable Securities held by such holder (provided that, if a Purchaser and its Affiliates do not own at least $75,000,000 of Registrable Securities, they shall be permitted to deliver a Take-Down Notice to sell all of the Registrable Securities held by them (but such amount may not in any case be less than $25,000,000 of Registrable Securities)), in each case, pursuant to the Registration Statement, then, the Company shall (i) amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering (subject to Section 5.02(b)) and (ii)(x) in the case of an Underwritten Offering for which the Initiating Holder is a member of the Bain Group or the Silver Lake Group, within one (1) Business Day of receipt of the Take-Down Notice and confirmation of such receipt by the treasurer or chief financial officer of the Company and by counsel to the Company, deliver a written notice (a “Participation Notice”) of any such request to all other holders of Registrable Securities that are members of the Bain Group or the Silver Lake Group (the “Eligible Participation Holders”), which Participation Notice shall offer each such holder the opportunity to include in such registration that number of Registrable Securities of the same type (i.e., Notes or Company Common Stock) to be offered by the Initiating Holder as each such holder (a “Participating Holder”) may request. The Company shall include in such registration all such Registrable Securities with respect to which the Company has received from a holder entitled to receive a Participation Notice pursuant to the preceding sentence written requests for inclusion therein within (i) in the case of an Overnight Underwritten Offering, one (1) Business Day after the date the Participation Notice was delivered and confirmed received by the treasurer or chief financial officer of the Company and by counsel to the Company and (ii) in the case of a Marketed Underwritten Offering, three (3) Business Days after the date the Participation Notice was delivered; provided, that each Selling Holder will retain the right to withdraw their Registrable Securities from such registration in writing to the underwriters prior to the pricing of the applicable offering. In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in the first sentence above and the Take-Down Notice contemplates a Marketed Underwritten Offering, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of

42

doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). A Majority in Interest of Selling Holders shall have the right hereunder to, in its sole discretion: (i) select the underwriter(s) for each Underwritten Offering, (ii) determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by the Selling Holders to the underwriters in such Underwritten Offering, as well as any other financial terms, (iii) determine the timing of any such registration and sale and (iv) determine the total number of Registrable Securities that can be included in such Underwritten Offering in consultation with the managing underwriters (collectively, the “Offering Terms”); provided, that the Initiating Holder shall consult with each other Participating Holder (other than any Participating Holder that is not a member of the Silver Lake Group or the Bain Group) in respect of the Offering Terms. Each Selling Holder shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering for the Registrable Securities sold by such Selling Holder. Without the consent of a Majority in Interest of Selling Holders, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities of the type (i.e., Notes, Other Notes or Company Common Stock) offered by the Initiating Holder in such Underwritten Offering.

(d) If the managing underwriter or underwriters of any firm commitment Underwritten Offering advise the Selling Holders in writing that, in their view, the total amount of Registrable Securities proposed to be sold in such Underwritten Offering (including, without limitation, Registrable Securities proposed to be included by any Participating Holder) exceeds the largest amount (the “Orderly Sale Amount”) that can be sold in an orderly manner in such Underwritten Offering within a price range acceptable to the Majority in Interest of Selling Holders, then there shall be included in such firm commitment Underwritten Offering an amount of Registrable Securities not exceeding the Orderly Sale Amount, and such included amount of Registrable Securities shall be allocated pro rata among the Selling Holders on the basis of the number and type of Subject Securities then proposed to be sold by the Bain Group in relation to the aggregate number and type of Subject Securities then proposed to be sold by the Silver Lake Group (e.g., if Notes are being offered and sold, the pro rata amounts will be calculated based on the aggregate principal amount of Notes proposed to be sold without regard to shares of Company Common Stock or Other Notes Beneficially Owned by the Bain Group or the Silver Lake Group).

(e) If requested by the managing underwriter of an Underwritten Offering for which a member of the Bain Group or a member of the Silver Lake Group is the Initiating Holder, no Eligible Participation Holder or Initiating Holder shall offer for sale (including by short sale), grant any option for the purchase of, or otherwise transfer (whether by actual disposition or effective economic disposition due to cash settlement, derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Registrable Securities or otherwise), any Notes or Company Common Stock (or interests therein) or securities convertible into or exchangeable for Notes or Company Common Stock without the prior written consent of such managing underwriter for a period designated by such managing underwriter in writing to the Eligible Participation Holders and the Initiating Holder, which shall begin the earlier of the date of the underwriting agreement and the commencement of marketing efforts, and shall not in any event last longer than sixty (60) days following such effective date (such period, a “Lock-Up Period”). If requested by

43

the managing underwriter of any such Underwritten Offering, each Eligible Participation Holder shall execute a separate agreement to the foregoing effect; provided, that each Eligible Participation Holder shall negotiate its respective lock-up agreement; provided, further, that if any such lock-up agreement (i) provides for exceptions from any restrictions contained therein, such exceptions shall automatically apply equally to each Eligible Participation Holder or (ii) is terminated or waived in whole or in part for any Eligible Participation Holder, such termination or waiver shall automatically apply to each Eligible Participation Holder. Each lock-up agreement shall permit, and this Section 5.02(e) shall be deemed to permit, transfers pursuant to the terms of Permitted Loans and other customary lock-up exceptions, including for gifts, distributions and other transfers not for value (and including in respect of customary charitable donations substantially contemporaneously with distribution to the donor, free of further lock-up agreement transfer restrictions by the donee, by a Selling Holder or its direct or indirect distributees). The obligations of any person under this Section 5.02(e) are not in limitation of lock-up or transfer restrictions that may otherwise apply to any Registrable Securities.

(f) In addition to the registration rights provided in Section 5.02(c), holders of the Notes shall have analogous rights to sell such securities in a marketed offering under Rule 144A under the Securities Act through one or more initial purchasers on a firm-commitment basis, using procedures that are substantially equivalent to those specified in Section 5.02 and Section 5.03. The Company agrees to use its reasonable efforts to cooperate to effect any such sales under such Rule 144A. Nothing in this Section 5.02(f) shall impose any additional or more burdensome obligations on the Company than would apply under Section 5.02 and Section 5.03, in each case, mutatis mutandis in respect of a registered Underwritten Offering, or require that the Company take any actions that it would not be required to take in an Underwritten Offering of such Notes.

(g) Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such distribution must not be for less than $75,000,000 of Registrable Securities held by such holders (provided that, if collectively the Purchasers and their Affiliates do not own at least $75,000,000 of Registrable Securities, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them (for so long as they hold collectively at least $25,000,000 of Registrable Securities)).

(h) In connection with a distribution of Registrable Securities in which a holder of Registrable Securities is selling at least $200,000,000 of Registrable Securities, the Company shall, to be extent requested by the managing underwriter(s) of such a distribution, be subject to a restricted period of the same length of time as such holder agrees with the managing underwriter(s) (but not to exceed 30 days) during which the Company may not offer, sell or grant any option to purchase Company Common Stock (in the case of an offering of Company Common Stock or securities convertible or exchangeable for Company Common Stock) and any debt securities (in the case of an offering of debt securities) of the Company, subject to customary carve-outs that include, but are not limited to, (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions.

44

Section 5.03. Registration Procedures.

(a) In connection with the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registered Securities pursuant thereto as contemplated by this Agreement, or any analogous Rule 144A offering pursuant to Section 5.02(f), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i) subject to the provisions of Section 5.01(a), use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice (but excluding amendments and supplements that do nothing more than name Selling Holders (as defined below) and provide information with respect thereto), the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letters from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors, provided that the same occurs during normal business hours after reasonable notice and is not disruptive to the business of the Company; provided that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions;

45

(ii) at or before any Registration Statement is declared or otherwise becomes effective, qualify the Indenture under the Trust Indenture Act of 1939, as amended, and appoint a new trustee under the Indenture to the extent such qualification requires the appointment of a new trustee thereunder;

(iii) subject to Section 5.02, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article V;

(iv) if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(v) furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(vi) use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, and to apply for any necessary “CUSIPs” or analogous codes to identify such securities;

(vii) use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(viii) as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection

46

therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such event;

(ix) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (ix) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(x) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; and

(xi) prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each

47

such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xii) use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and

(xiii) agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(b) The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(viii), such Selling Holder shall forthwith discontinue such Selling

48

Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(viii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.

Section 5.04. Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V; provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder, and similar charges.

Section 5.05. Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such person or any selling holder or underwriter expressly for use therein.

49

(b) In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or a conflict of interest otherwise exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate

50

legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

(e) The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to indemnify or contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

51

(g) The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 5.06. Facilitation of Sales Pursuant to Rule 144. For as long as a Purchaser or its Affiliates or any lender under any Permitted Loan Beneficially Owns Notes or any Company Common Stock issued or issuable upon conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the Commission), and shall use reasonable efforts to take such further necessary action as any holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part after the Closing (which shall survive the Closing), shall terminate as of the Closing; provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. Except for the warranties and representations contained in clauses (a), (b), (c), (d), (e) and (f)(i) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing indefinitely, the warranties and representations made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)	If to the Bain Purchasers, to:

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Ian Loring, David Humphrey and Darren Abrahamson

Fax:

Email:

52

With a copy (which shall not constitute actual or constructive notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Attention: Thomas Holden

Fax:

Email:

(b)	If to the SLP Purchasers, to:

c/o Silver Lake Partners

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: Karen King

Fax:

Email:

and:

c/o Silver Lake Partners

9 West 57th Street, 32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Fax:

Email:

With a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:

Fax:

Email:

(c)	If to the Company, to:

Symantec Corporation

350 Ellis St.

Mountain View, CA 94043

Attention: Scott C. Taylor

Fax:

Email:

53

With a copy (which shall not constitute actual or constructive notice) to:

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Attention: Douglas N. Cogen, David K. Michaels

Fax:

Email:

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

Section 6.03. Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with (as between the Company and each respective Purchaser) the applicable Confidentiality Agreement, sets forth the entire agreement between the parties hereto with respect to the Transactions, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Article V shall be for the benefit of and fully enforceable by any member of the Silver Lake Group that is a “Purchaser” under the SLP Initial Investment Agreement, in such Person’s capacity as a holder of Registrable Securities, (ii) Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons and (iii) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05. Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by a Purchaser or its Affiliates without the prior written approval of the Company, unless required by law (based on the advice of counsel) in which case the Company shall have

54

the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. Notwithstanding the foregoing (but subject to the terms of the Confidentiality Agreement), a Purchaser and its Affiliates shall not be restricted from communicating with their respective investors and potential investors in connection with marketing, informational or reporting activities; provided that the recipient of such information is subject to a customary obligation to keep such information confidential. The Company may issue or make one or more press releases or public announcements (in which case each Purchaser shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication) and may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.

Section 6.06. Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions.

Section 6.07. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor such Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by the Company or such Purchaser in contravention hereof shall be null and void; provided, that (i)(a) prior to the Closing such Purchaser may assign all of its rights and obligations under this Agreement and the Confidentiality Agreement or any portion thereof to one or more Affiliates who execute and deliver to the Company a Joinder and any such assignee who executes and delivers to the Company a Joinder shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser and (b) with respect to any Bain Purchasers, such Bain Purchaser may assign all of its rights and obligations under this Agreement and the Confidentiality Agreement or any portion thereof to any other Company Security Holder (as defined in the Merger Agreement) holding Investor Shares or Other Investor Shares (each as defined in the Bain Stockholders Agreement, a complete list of which has been provided to counsel to the Company prior to the execution of this Agreement) who execute and deliver to the Company a Joinder (any such assignee who executes and delivers to the Company a Joinder, a “Bain Purchaser Assignee” shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser); provided that no such assignment will relieve such Purchaser of its obligations hereunder or under the Confidentiality Agreement, (ii) any Affiliate of such Purchaser who after the Closing Date executes and delivers a Joinder and is a permitted transferee of any Notes or shares of Company Common Stock shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser, (iii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to each Purchaser, and (iv) the rights of a holder of Registrable Securities under Article V may be transferred but only together with Subject Securities (x) in a transfer of (1) Notes or Other Notes

55

in an aggregate principal amount of at least $75,000,000 and (2) Common Stock or other Subject Securities issued or issuable upon conversion of at least $75,000,000 in aggregate principal amount of Notes, (y) to an Affiliate of the transferor that executes and delivers to the Company a Joinder (subject to 4.02(a)), or (z) to a lender in connection with a Permitted Loan. For the avoidance of doubt, no Third Party to whom any of the Notes or shares of Company Common Shares are transferred shall have any rights or obligations under this Agreement except (and then only to the extent of) any rights and obligations under Article V to the extent transferable in accordance with this Section 6.07. Notwithstanding anything to the contrary set forth herein, each Purchaser may without the consent of any other party grant powers of attorney, operative only upon an event of default of the Company in respect of its obligation under Article II to issue the Notes upon payment of the purchase price therefor in accordance with the terms of this Agreement (including satisfaction of the conditions set forth in Section 2.02(e)), to any lender under any Permitted Loan to act on behalf of such Purchaser to enforce such obligation.

Section 6.08. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

56

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11. Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

57

Section 6.13. Termination. Notwithstanding anything to the contrary contained herein, this Agreement, and all rights and obligations of the parties to this Agreement provided herein, shall terminate, and be of no further force or effect: (A) upon the termination of the Merger Agreement in accordance with its terms, (B) upon the failure of the Closing to occur on or prior to December 12, 2016, (C) other than with respect to Article V or Article VI, upon the occurrence of a Change in Control that is not a Change in Control pursuant to clause (iii) of the definition of Change in Control (and giving effect to the operation of the definition of “Change in Control Excluded Person”) or (D) upon the occurrence of a Change in Control pursuant to clause (iii) of the definition thereof; provided, that, in each of the foregoing events, no such termination shall relieve any party hereto of liability for any breach or default under this Agreement by such party that occurred prior to such termination; provided, further, Section 6.12 of this Agreement shall survive any termination of this Agreement, and the rights and obligations provided in Section 4.11, Section 4.12 and Section 5.05 shall survive any termination of this Agreement upon the occurrence of a Change in Control.

[Remainder of page intentionally left blank.]

58

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

SYMANTEC CORPORATION

By:	/s/ Scott C. Taylor
Name: Scott C. Taylor
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Investment Agreement]

BAIN CAPITAL FUND XI, L.P.,

By:	Bain Capital Partners XI, L.P. its General Partner

By:	Bain Capital Investors, LLC its General Partner

By:	/s/ David Humphrey
Name: David Humphrey
Title: Managing Director

[Signature Page to Investment Agreement]

BAIN CAPITAL EUROPE FUND IV, L.P,

By:	Bain Capital Partners Europe IV, L.P. its General Partner

By:	Bain Capital Investors, LLC its General Partner

By:	/s/ David Humphrey
Name: David Humphrey
Title: Managing Director

SILVER LAKE PARTNERS IV CAYMAN (AIV II), L.P.

By:	Silver Lake Technology Associates IV Cayman, L.P., its general partner

By:	Silver Lake (Offshore) AIV GP IV, Ltd., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

[Signature Page to Investment Agreement]

EXHIBIT A

SCHEDULE 1

PURCHASERS

BAIN INVESTORS
Purchaser Name	Purchase Price
Bain Capital Fund XI, L.P.	$532,031,250
Bain Capital Europe Fund IV, L.P.	$217,968,750

SILVER LAKE INVESTORS
Purchaser Name	Purchase Price
Silver Lake Partners IV Cayman (AIV II), L.P.	$500,000,000

EXHIBIT A

FORM OF INDENTURE

SYMANTEC CORPORATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of [●], 2016

2.00% CONVERTIBLE SENIOR NOTES DUE 2021

i

EXHIBITS

Exhibit A	Form of Security
Exhibit B-1A	Form of Security Private Placement Legend
Exhibit B-1B	Form of Common Stock Private Placement Legend
Exhibit B-2	Form of Legend for Global Security
Exhibit C	Form of Notice of Transfer Pursuant to Registration Statement
Exhibit D	Form of Certificate of Transfer
Exhibit E	Form of Certificate of Exchange

SYMANTEC CORPORATION

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of [●], 2016

§ 310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.09
(b)	7.09
§ 311(a)	7.10
(b)	7.10
(c)	Not Applicable
§ 312(a)	2.05
(b)	13.02
(c)	13.02
§ 313(a)	7.11
(b)(1)	7.11
(b)(2)	7.11
(c)	7.11
(d)	7.11
§ 314(a)	4.03, 13.01, 13.04
(b)	Not Applicable
(c)(1)	13.03
(c)(2)	13.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	13.04
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.12
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	13.17

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of [●], 2016, between Symantec Corporation, a Delaware corporation (the “Company,” as more fully set forth in Section 1.01), and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 2.00% Convertible Senior Notes due 2021 (the “Securities”).

DEFINITIONS

Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.02(b), as applicable.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interests in any Global Security, the rules and procedures of the Depository that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be.

“Bankruptcy Custodian” means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

“Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Change in Control” shall be deemed to have occurred at such time as:

1.(a) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (“Voting Stock”);

(b) the consummation of a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company and/or one or more of the Company’s direct or indirect Subsidiaries (for the avoidance of doubt a merger or consolidation of the Company with or into another Person is not subject to this clause (b));

2. (c) any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all or substantially all of the Common Stock are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction; or

(d) the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, (x) any transaction that constitutes a Change in Control pursuant to both clause (a) and clause (c) shall be deemed a Change in Control solely under clause (c) above and (y) a transaction or transactions described in any of clause (a) through (c) above (including any merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation) shall not constitute a “Change in Control” if (i) at least ninety percent (90%) of the consideration received or to be received by holders of the Common Stock or Reference Property into which the Securities have become convertible pursuant to Section 10.11 (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the Securities become convertible or exchangeable for such consideration pursuant to Section 10.11.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, determined (i) on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the Relevant Stock Exchange; or (ii) if the Common Stock is not listed on a U.S. national securities exchange on the relevant date, the last quoted bid price for the Common Stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one share of Common Stock. The Closing Sale Price shall be determined without reference to after-hours or extended market trading.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

“Common Stock” means the common stock, par value $0.01 per share, of the Company at the date of this Indenture, subject to Section 10.11.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified under Section 10.01(b).

“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 48.9860, subject to adjustment as provided in Article 10.1

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office as of the date hereof is located at 333 S. Grand Avenue, 5th Floor, Suite 5A, MAC: E2064-05A, Los Angeles, CA 90071 Attention: Corporate, Municipal and Escrow Services. With respect to presentation for transfer or exchange, conversions or principal payment, such address shall be 608 2nd Avenue South, Minneapolis, MN 55402, attention: Bondholder Communications, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Company).

“Daily Conversion Value” means, for each Trading Day during the Observation Period, one-twenty-fifth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 25.

“Daily Settlement Amount,” for each Trading Day during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each Trading Day during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SYMC <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

[1]	The initial Conversion Rate set forth in the executed Indenture shall be as determined pursuant to Section 4.13 of the Investment Agreement.

“Depository” means The Depository Trust Company, its nominees and successors.

“Ex Date” means the first date on which the Common Stock trades on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fundamental Change” shall be deemed to occur upon the occurrence of either a Change in Control or a Termination of Trading.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date” means [●] and [●] of each year, beginning on [●], 2017.2

“Investment Agreement” means the Investment Agreement, dated as of June 12, 2016, by and among Symantec Corporation and the several purchasers party thereto.

“Issue Date” means [●], 2016.3

“Make-Whole Fundamental Change” means an event described in the definition of Fundamental Change, after giving effect to any exceptions to or exclusions from the definition of Change in Control (including, without limitation, the exception described in the paragraph immediately following such clauses), but without regard to the exclusion set forth in clause (c) of the definition of Change in Control.

“Market Disruption Event” means, with respect to the Common Stock or any other security, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) of the Common Stock or such other security or in any options contracts or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

[2]	Will be the month and day of the Maturity Date and the six month anniversary of the month and day of the Maturity date, beginning on the six month anniversary of the month and day of the Maturity Date, which shall either be the first of the month or the fifteenth of the month.
[3]	The Issue Date will be the Closing Date, as defined in the merger agreement.

“Maturity Date” means [●], 2021.4

“Observation Period,” with respect to any Security (other than a Sponsor Security) surrendered for conversion, means: (i) if the relevant Conversion Date occurs prior to the 27th Scheduled Trading Day immediately preceding the Maturity Date, the 25 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 27th Scheduled Trading Day immediately preceding the Maturity Date, the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Maturity Date; and, with respect to Sponsor Securities, has the meaning set forth in Section 10.02(a)(v).

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Controller, Director of Treasury, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary and any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by (i) by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company, and (ii) by the Controller, Director of Treasury, Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 13.04 from legal counsel who may be an employee of or counsel for the Company, or other counsel, including counsel for the transferor or transferee, reasonably acceptable to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Physical Security” means permanent certificated Securities in registered non-global form issued in denominations of $1,000 principal amount and integral multiples thereof.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

[4]	Will be the 5 year anniversary of the 15th day of the month in which the Closing occurs or, if the Closing occurs following the 15th day of the month, the first day of the month immediately following Closing.

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means, the [●] or [●] (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.5

“Relevant Stock Exchange” means The NASDAQ Global Select Market or, if the Common Stock (or other security for which the Closing Sale Price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national securities exchange or market on which the Common Stock (or such other security) is then listed.

“Repurchase Notice” means a “Repurchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” means a Global Security that bears the Security Private Placement Legend.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act until such time as such Security is freely tradable by a Person who is not (and has not been for the three months preceding the applicable transfer) an “affiliate” (as defined in such rule) pursuant to such rule. Each of the Securities issued on the Issue Date that bear the Security Private Placement Legend shall be Restricted Securities as of the Issue Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not listed on any U.S. national securities exchange, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Agent” means any Registrar, Paying Agent or Conversion Agent.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

[5]	The Record Date will be the 1st or 15th day of the month preceding the Interest Payment Dates.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice (or deemed specified pursuant to this Indenture) related to any converted Securities (or portion thereof).

“Sponsor Global Securities” means the Global Securities issued and authenticated on the Issue Date with an initial balance of $1,250,000,000 and identified by the CUSIP and ISIN numbers set forth in Section 2.13.

“Sponsor Securities” means any Sponsor Global Securities or any temporary Securities or Physical Securities issued in exchange for beneficial interests in a Sponsor Global Security.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the shares, interests, participations or other equivalents (however designated) of Capital Stock ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Termination of Trading” shall be deemed to occur if the Common Stock (or other common equity into which the Securities are then convertible) is not listed for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939, as amended and in effect from time to time.

“Trading Day” means a day on which (i) there is no Market Disruption Event, (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange or, if the Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded, and (iii) a Closing Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a Closing Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Unrestricted Global Security” means a Global Security that does not bear the Security Private Placement Legend.

Other Definitions.

Term	Defined in Section
“Applicable Price”	10.14(d)
“Authorized Officers”	13.01(b)
“Cash Settlement”	10.02(a)
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution” “Combination Settlement”	10.06(c) 10.02(a)
“Common Stock Private Placement Legend”	2.17
“Conversion Agent”	2.03
“Conversion Obligation”	10.01(a)
“Distributed Property”	10.06(c)
“Effective Date”	10.14(a)
“Electronic Means”	13.01(b)
“Event of Default”	6.01
“Fundamental Change Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“Fundamental Change Repurchase Right”	3.01(a)
“Global Security”	2.01
“HSR Act”	10.02(c)
“Instructions”	13.01(c)
“Make-Whole Applicable Increase”	10.14(b)
“Make-Whole Conversion Period”	10.14(a)
“Merger Event”	10.11
“Participants”	2.15
“Paying Agent”	2.03
“Physical Settlement”	10.02(a)
“Reference Property”	10.11
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.01(a)
“Resale Restriction Termination Date”	2.17
“Securities”	Preamble
“Security Private Placement Legend”	2.17
“Settlement Amount”	10.02(a)(iv)
“Settlement Notice”	10.02(a)(iii)
“Spin-Off”	10.06(c)
“Sponsor Settlement Notice”	10.02(a)(v)
1. “Trigger Event”	10.06(c)
2. “Valuation Period”	10.06(c)
3. “Voting Stock”	1.01 (Definition of “Change in Control”)

Rules of Construction. Unless the context otherwise requires:

a term has the meaning assigned to it;

an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

“or” is not exclusive;

“including” means “including without limitation;”

words in the singular include the plural and in the plural include the singular;

provisions apply to successive events and transactions;

the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise; and

any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest, as the case may be, in those provisions hereof where such express mention is not made.

THE SECURITIES

Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form acceptable to the Company. Each Security shall be dated the date of its authentication.

So long as the Securities, or portion thereof, are eligible for book-entry settlement with the Depository, unless otherwise required by law, subject to Section 2.15, such Securities may be represented by one or more Securities in global form registered in the name of the Depository or the nominee of the Depository (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depository in accordance with this Indenture and the Applicable Procedures. Except as provided in Section 2.15, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive Physical Securities and such beneficial owners will not be considered Holders of such Global Security.

Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities (including the Fundamental Change Repurchase Price, if applicable) shall be made to the Depository in immediately available funds.

Execution and Authentication. One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $1,250,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed $1,250,000,000, subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of lost, destroyed or wrongfully taken Securities pursuant to Section 2.07.

The Company may not, without the consent of Holders of 100% in aggregate principal amount of the outstanding Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future (except for Securities authenticated and delivered upon registration of transfer or exchange for or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.10, 2.15, 2.16, 2.17, 3.01(h) and 10.02(f)).

Upon a Company Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) or when not otherwise required under this Indenture to bear the Security Private Placement Legend.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, then any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security that is a Global Security shall be in writing. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $1,000 principal amount and any integral multiple thereof.

Registrar, Paying Agent and Conversion Agent. The Company shall maintain, or shall cause to be maintained, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents, subject to providing written notification to the Trustee of any such new registrar, paying agent or conversion agent, and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall use reasonable best efforts to enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture, if any. Such agency agreement, if any, shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain an entity other than the Trustee as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent; provided that the Company may not act as Paying Agent upon the occurrence and continuance of an Event of Default.

Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee at least Five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar and the Company shall otherwise comply with Section 312(a) of the TIA.

Transfer and Exchange. Subject to Section 2.15 and Section 2.16, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements under this Indenture for such transaction are met. To permit registrations of such transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer or exchange of any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except if the Company has defaulted in the payment of the Fundamental Change Repurchase Price with respect to such Security or to the extent that a portion of such Security is not subject to such Repurchase Notice.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any documentary, stamp, issue or transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.07, Section 2.10, Section 3.01, Section 9.04 or Section 10.02, in each case, not involving any transfer.

Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (in the case of a Paying Agent other than the Company) holds, as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date or the Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount (plus accrued and unpaid interest, if any), as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date or the Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date or the Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest in accordance with this Indenture. For the avoidance of doubt, any Securities that are not submitted by a Holder for a Repurchase Upon Fundamental Change pursuant to Section 3.01 shall remain outstanding and shall be unaffected by this paragraph.

If a Security is converted in accordance with Article 10 then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding solely for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture).

Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. The Company shall furnish to the Trustee an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination. Notwithstanding Section 316(a)(1) of the TIA (which, for the avoidance of doubt, shall not apply to this Indenture until this Indenture is qualified under the TIA) or anything herein to the contrary, to the fullest extent permitted by law, no Sponsor Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture, the Securities and any direction, waiver or consent with respect thereto.

Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities.

Defaulted Interest. If, and to the extent, the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall send to Holders a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

On the Issue Date, the Securities shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for the Sponsor Global Securities that are Restricted Global Securities shall be [●] and [●], respectively; the CUSIP and ISIN numbers for the Sponsor Global Securities that are Unrestricted Global Securities shall be [●] and [●], respectively; the CUSIP and ISIN numbers for Restricted Global Securities other than Sponsor Global Securities shall be [●] and [●], respectively; and the CUSIP and ISIN numbers for Unrestricted Global Securities other than Sponsor Global Securities shall be [●] and [●], respectively.

Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be.

If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

Book-Entry Provisions for Global Securities. (a) Global Securities initially shall (i) be registered in the name of the Depository, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depository, its successors or their respective nominees, as the case may be, and (iii) bear the legends such Global Securities are required to bear under Section 2.17.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository (or its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever; provided, however, that each Sponsor Global Security shall be subject to the rights under Section 9.02 and Section 10.02(c) of the beneficial owners of such Sponsor Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Securities Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Except as otherwise set forth in this Section 2.15 or Section 2.16, transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depository, in exchange for its beneficial interest in the Global Securities if (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as depository for any Global Security, or the Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner (via the Depository) of the relevant Securities to issue Physical Securities. For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar (via the Depository) will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities. The Company may also exchange beneficial interests in a Global Security for one or more Physical Securities registered in the name of the owner of beneficial interests if the Company and the owner of such beneficial interests agree to so exchange.

The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as, to the extent applicable, the other provisions of this Section 2.15(c) that follow:

Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security (or a Restricted Global Security with the same CUSIP number) in accordance with the transfer restrictions set forth in the Security Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this clause (i).

All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of a beneficial interest in a Global Security that are not addressed by Section 2.15(c)(i), there must be delivered (A) such instruction or order from a Participant or an Indirect Participant to the Depository, as may be required by the Applicable Procedures, directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Security contained in this Indenture, the Trustee shall adjust the principal amount of the Global Securities pursuant to Section 2.15(d).

Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:

if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit E; or

if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D;

and, in each such case set forth in this clause (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that no registration under the Securities Act is required in connection with such exchange or transfer of beneficial interests to the relevant Person or in connection with any re-sales of the beneficial interests in the Unrestricted Global Security that are beneficially owned by such Person on the date of such opinion.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

Transfer and Exchange of Beneficial Interests in one Restricted Global Security for Beneficial Interests in another Restricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:

if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such Holder substantially in the form of Exhibit E; or

if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such holder in the form of Exhibit D.

Notwithstanding the foregoing or anything to the contrary provided herein, a holder of a beneficial interest in a Security that is not a Sponsor Security may not exchange or transfer such beneficial interest for a beneficial interest in a Sponsor Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b), shall bear the same legend(s), if any, from Exhibit B-1A that are borne by the relevant Global Security, except to the extent the requirements of Section 2.15(c)(iii) or Section 2.15(c)(iv) are satisfied with respect to the removal or addition of any legend, mutatis mutandis for the fact that a Physical Security is being issued rather than a beneficial interest in a Global Security.

The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depository.

No service charge shall be made to or by a holder of a beneficial interest in a Global Security or to or by a Holder of a Physical Security for any registration of transfer or exchange.

All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall evidence the same debt of the Company and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

Prior to due presentment for the registration of a transfer of any Security, the Trustee and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and, subject to Section 2.09, for all other purposes, and neither of the Trustee or the Company shall be affected by notice to the contrary.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Physical Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and send, the replacement Global Securities and Physical Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

Neither the Trustee nor any Securities Agent shall have any responsibility or obligation to any beneficial owner of an interest in the Global Securities, an agent member of, or a participant in, the Depository or other person with respect to the accuracy of the records of the Depository or its nominees or of any Participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any Participant, agent member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. The rights of beneficial owners in any Global Securities shall be exercised only through the Depository, subject to its applicable rules and procedures. The Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its agent members, Participants and any beneficial owners.

Special Transfer Provisions. (b) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Company notifies the Trustee in writing otherwise, the Trustee shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Trustee shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company to the effect that no registration under the Securities Act is required in connection with such transfer, exchange or replacement of such Securities in connection with any re-sales of such Securities on the date of such opinion or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto.

By its acceptance of any Security or any Common Stock bearing the Security Private Placement Legend or the Common Stock Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary document retention policies. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Company may, to the extent permitted by law, purchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company may, at its option, surrender to the Trustee for cancellation any Securities the Company purchases in this manner. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.

Restrictive Legends.

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the date such Securities no longer constitute Restricted Securities as reasonably determined by the Company in good faith and evidenced by an Officers’ Certificate (such date, the “Resale Restriction Termination Date”).

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Trustee in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Security Private Placement Legend required by this Section 2.17(a) and shall not be assigned a restricted CUSIP number. In addition, on and after the Resale Restriction Termination Date, upon the request of any Holder and upon surrender of its Security for exchange, the Company shall exchange a Physical Security with the Security Private Placement Legend for a Physical Security without Security Private Placement Legend so long as the Holder covenants to the Company that it will offer, sell, pledge or otherwise transfer such Security in compliance with the Securities Act. The Company shall be entitled to instruct the Trustee in writing to cancel any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall provide evidence of cancellation of such Global Security; and any new Global Security exchanged therefor shall not bear the Security Private Placement Legend specified in this Section 2.17(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security, if any, shall, if such shares constitute Restricted Securities at their time of issuance, bear the legend (the “Common Stock Private Placement Legend”) as set forth in Exhibit B-1B unless such Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing.

Each Global Security shall also bear the legend as set forth in Exhibit B-2.

REPURCHASE

Repurchase at Option of Holder Upon a Fundamental Change. (c) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or any portion thereof that is equal to $1,000 in principal amount or an integral multiple thereof), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) Business Days, and no earlier than twenty (20) Business Days (or as such period may be extended pursuant to Section 3.01(j)), after the date the Fundamental Change Notice is sent in accordance with Section 3.01(b), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portion thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction of the following conditions:

delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Physical Securities;

the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01; and

delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Repurchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised, if such Securities are Physical Securities, or book-entry transfer of the Securities, if the Securities are Global Securities, in compliance with the Applicable Procedures;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

If such Securities are held in book-entry form through the Depository, the delivery of any Securities, Repurchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to the second immediately succeeding paragraph shall comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.01(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall be delivered in accordance with, and contain the information specified in, Section 3.01(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

On or before the 20th Business Day after the consummation of a Fundamental Change, the Company shall send, or cause to be sent, to all Holders of the Securities in accordance with Section 13.01 a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee at the time such notice is delivered to the Holders. Each Fundamental Change Notice shall state:

the events causing the Fundamental Change;

the date of the Fundamental Change;

the Fundamental Change Repurchase Date;

the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

the Fundamental Change Repurchase Price;

the names and addresses of the Paying Agent and the Conversion Agent;

the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid no later than the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements);

that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

that a Holder will be entitled to withdraw its election in the Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, delivered in the same manner as the related Repurchase Notice was delivered and setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, the certificate number(s) of such Securities to be so withdrawn (if such Securities are Physical Securities), the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Securities of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Repurchase Notice at any time during which such Default is continuing;

the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change (if applicable);

that Securities with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price; and

the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall send such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

Subject to the provisions of this Section 3.01, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent together with any necessary endorsements.

The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall, promptly after delivering the Fundamental Change Repurchase Price to Holders entitled thereto and upon written demand by the Company, return to the Company as soon as practicable, any money in excess of the Fundamental Change Repurchase Price.

Once the Fundamental Change Notice and the Repurchase Notice have been duly given in accordance with this Section 3.01, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.

Securities with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.01 may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price.

If any Security shall not be paid on the Fundamental Change Repurchase Date upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article 10 if any Repurchase Notice with respect to such Security is withdrawn pursuant to this Section 3.01.

Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a notarization or medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.01 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent required (i) comply with the provisions of Rule 13e-4, Rule 14e-1, Regulation 14E under the Exchange Act, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to repurchase the Securities; provided that any time period specified in this Article 3 shall be extended to the extent necessary for such compliance.

COVENANTS

Payment of Securities. The Company shall pay all amounts and make deliveries of securities due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (a) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depository or its nominee; and (b) in the case of a Physical Security, by wire transfer of immediately available funds to the account within the United States as specified in writing to the Paying Agent by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar. With respect to principal payments, presentation and surrender of Securities is required prior to final payment.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Maintenance of Office or Agency. The Company will maintain, or cause to be maintained, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to be maintained, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

The Company will maintain, or cause to be maintained, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture (other than the type contemplated by Section 13.09(c)) may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States (and, notwithstanding the final sentence of this Section 4.02, shall initially be at such office until the Company notifies the Trustee otherwise).

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

Annual Reports. (d) The Company shall provide to the Trustee a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 Business Days after such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that each such report will be deemed to be so provided to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder). To the extent the TIA then applies to this Indenture, the Company shall comply with TIA § 314(a). In addition, while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

The Trustee shall have no obligation or duty to determine or monitor whether the Company has delivered reports in accordance with this Section 4.03.

Compliance Certificate. The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, commencing with the fiscal year ending April 1, 2017, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its performance of obligations under this Indenture and the Securities and that, based upon such review, no Default or Event of Default exists hereunder or thereunder or, if a Default or Event of Default then exists, specifying such event, status and the remedial action proposed to be taken by the Company with respect to such Default or Event of Default.

Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Notice of Default. Within 30 days of the Company’s becoming aware of the occurrence of any Default or Event of Default, the Company shall give written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.

SUCCESSORS

When Company May Merge, Etc. Subject to Section 5.02, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than one or more Subsidiaries of the Company (it being understood that this Article 5 shall not apply to a sale, transfer, lease, conveyance or other disposition of property or assets between or among the Company and its Subsidiaries)), whether in a single transaction or series of related transactions, unless (i)(x) the Company is the continuing Person or (y) such other Person is organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, such other Person assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and following such transaction or series of related transactions the Reference Property does not include interests in an entity that is a partnership for U.S. federal income tax purposes and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company to another Person other than the Company or one or more other Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, to another Person.

The Company shall deliver to the Trustee substantially concurrently with or prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and other statements of fact) stating that the proposed transaction and, if required, such supplemental indenture (if any) will, upon consummation of the proposed transaction, comply with the applicable provisions of this Indenture.

Successor Substituted. In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article 5, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5, except in the case of a lease, shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

DEFAULTS AND REMEDIES

Events of Default. An “Event of Default” occurs if:

the Company fails to pay the principal of any Security when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, upon acceleration or otherwise;

the Company fails to pay an installment of interest on any Security when due, if the failure continues for thirty (30) days after the date when due;

the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

the Company fails to (i) comply with its obligations under Article 5 or (ii) issue a Fundamental Change Notice in accordance with Section 3.01(b) when due;

the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(i) The Company fails to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company (other than indebtedness of the Company owing to any of its subsidiaries) outstanding in an amount in excess of $100,000,000 and continuance of this failure to pay or (ii) there is a default on any indebtedness of the Company (other than indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in principal amount of outstanding Securities, provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured;

the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

commences a voluntary case,

consents to the entry of an order for relief against it in an involuntary case,

consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors; or

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

is for relief against the Company in an involuntary case or proceeding with respect to the Company, or adjudicates the Company insolvent or bankrupt,

appoints a Bankruptcy Custodian of the Company for all or substantially all of the consolidated property of the Company, as the case may be, or orders the winding up or liquidation of the Company,

and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(h), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days.

A Default under clause (e) above shall not be an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Acceleration. (e) Subject to Section 6.02(b), if applicable, if an Event of Default (excluding an Event of Default specified in Section 6.01(g) or Section 6.01(h)) has occurred and is continuing, either the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest on, all the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, 100% of the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived (or are waived concurrently with such rescission or annulment) and (iii) all amounts due to the Trustee under Section 7.06 have been paid. Upon any such rescission or annulment, the Events of Default that were the subject of such acceleration shall cease to exist and deemed to have been cured for every purpose.

Notwithstanding the foregoing, for the first 360 days immediately following an Event of Default relating to failure to comply with Section 4.03(a) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the

Indenture, if any) (which will be the 61st day after written notice is provided to the Company of the Default pursuant to the last paragraph of Section 6.01, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such Event of Default shall, at the Company’s election, be the accrual of Additional Interest on the Securities at a rate per year equal to (i) 0.25% of the outstanding principal amount of Securities for the first 180 days following the occurrence of such Event of Default and (ii) 0.50% of the outstanding principal amount of Securities for the next 180 days after the first 180 days following the occurrence of such Event of Default, in each case, payable in the same manner and at the same time as the stated interest payable on the Securities. Such Additional Interest shall accrue on all outstanding Securities from, and including, the date on which such Event of Default first occurs to, and including, the 360th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On and after the 361st day immediately following an Event of Default relating to a failure to comply with Section 4.03(a), if the Company elected to pay Additional Interest pursuant to this Section 6.02(b) such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 361st day, the payment of the principal of the Securities may be immediately accelerated by the Holders or the Trustee as provided above.

In order to elect to pay Additional Interest as sole remedy during the first 360 days after the occurrence of any Event of Default relating to the failure to comply with the obligations under Section 4.03(a) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to this Indenture, if any), the Company shall notify all Holders and the Trustee and the Paying Agent of such election in writing prior to the Close of Business on the date that is one Business Day following the date on which such Event of Default occurs (which will be the 61st day after written notice is provided to the Company of the Default pursuant to the last paragraph of Section 6.01, unless such failure is cured or waived prior to such 61st day). If the Company fails to give timely notice of such election, the Securities will be immediately subject to Section 6.02(a).

In the event the Company does not elect to pay Additional Interest upon such Event of Default in accordance with this Section 6.02(b), the Securities will be subject to Section 6.02(a). This Section 6.02(b) does not affect the rights of Holders if any other Event of Default occurs under this Indenture.

Additional Interest shall be payable at the same time, in the same manner and to the same Persons as ordinary interest.

If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant hereto or any rescission and annulment pursuant hereto or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Waiver of Past Defaults. Subject to Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may on behalf of all Holders of Securities, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default 4. in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price, as the case may be, 5. arising from a failure by the Company to convert any Securities in accordance with this Indenture or 6. in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

all existing Defaults or Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived; and

the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of Holders or the Trustee related thereto.

Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

such Holder previously shall have given the Trustee written notice of a continuing Event of Default;

the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

such Holder or Holders shall have offered and if requested, provided to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

the Trustee shall have failed to comply with the request for sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding have not given the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). A Holder shall have the right to not enforce any right under this Indenture except in the manner herein.

Rights of Holders to Receive Payment and to Convert Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Fundamental Change Repurchase Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to convert a Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.06;

Second:	to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall send to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by a Holder or group of Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

TRUSTEE

Duties of Trustee. (f) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

Except during the continuance of an Event of Default:

the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Rights of Trustee. (g) The Trustee may conclusively rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

The Trustee may consult with counsel of its own selection, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided that the Trustee’s action does not constitute willful misconduct or negligence.

Except with respect to Section 4.01, where it acts as Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a) or (b) for which it acts as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Section 4.04 and 4.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Securities Agent, agent, custodian and other Person employed to act hereunder.

The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Securities Agent be liable under or in connection with this Indenture and the Securities for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Securities Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(l) No bond or surety shall be required of the Trustee with respect to performance of the Trustee’s duties and powers hereunder.

(m) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by this Indenture or the Note.

(n) Any discretion, permissive right, or privilege of the Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation of the Trustee hereunder.

Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee is deemed to have knowledge in accordance with Section 7.02(g), then the Trustee shall send to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as shall be mutually agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own negligence or willful misconduct. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business.

The Company shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim, cost or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust, the performance of its duties and/or the exercise of its rights hereunder, or in connection with enforcing the provisions of this Section 7.06, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided that failure to give such notice shall not relieve the Company of its obligations under this Section 7.06. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own negligence or willful misconduct.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. For the avoidance of doubt, the Trustee shall continue its role until the appointment of a successor Trustee is effective.

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

the Trustee fails to comply with Section 7.09;

the Trustee is adjudged bankrupt or insolvent;

a receiver or other public officer takes charge of the Trustee or its property; or

the Trustee becomes incapable of acting.

If the Trustee resigns or is removed for any reason, the Company shall promptly appoint a successor Trustee so that no vacancy exists in the role of Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (i) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (ii) is subject to supervision or examination by federal or state authorities and (iii) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

Preferential Collection of Claims Against Company. To the extent the TIA then applies to the Indenture, the Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). To the extent the TIA then applies to the Indenture, a Trustee who has resigned or been removed shall be subject to § 311(a) to the extent indicated.

Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2017, the Trustee shall send to all Holders of the Securities, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also send all reports as required by TIA § 313(c). A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or any delisting thereof.

DISCHARGE OF INDENTURE

Termination of the Obligations of the Company. This Indenture shall cease to be of further effect, and the Trustee shall execute instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, upon conversion or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash (or, in the case of conversion, delivers to the Holders in accordance with Article 10 cash, Common Stock (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation) sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion or the Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Section 2.03, Section 2.04, Section 2.05, Section 2.08, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 13.09 and Section 13.14, and this Article 8 shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.

Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Repayment to Company. Subject to applicable escheatment laws, the Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the written request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Reinstatement. If any money, Common Stock or other consideration cannot be applied in accordance with Section 8.01 and Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit or delivery had occurred pursuant to Section 8.01 and Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01 and Section 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, Common Stock or other consideration held by the Trustee or Paying Agent.

AMENDMENTS

Without Consent of Holders. The Company may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

to comply with Article 5 or Section 10.11;

to secure the obligations of the Company in respect of the Securities or add guarantees with respect to the Securities;

to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.07;

to comply with the provisions of any securities depository, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of any applicable Securities pursuant to this Indenture;

to add to the covenants or Events of Default of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

to irrevocably elect or eliminate one or more Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount;

to make any change that does not adversely affect the rights of any Holder;

to permit the conversion of the Securities into Reference Property in accordance with Section 10.11; or

to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not materially adversely affect the rights of any Holder.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

With Consent of Holders. The Company may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) and in compliance with Section 4.18 of the Investment Agreement. Subject to Section 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

reduce the principal amount of any Security, or any interest on, any Security;

change the place or currency of payment of principal of, or any interest on, any Security;

impair the right of any Holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any Security or impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

modify, in a manner adverse to Holders, the obligation of the Company pursuant to Section 3.01 to repurchase Securities upon the occurrence of a Fundamental Change adversely affect the right of Holders to convert Securities in accordance with Article 10;

reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities; or

modify the provisions of Article 9 that require each Holder’s consent or the waiver provisions of Section 6.04 with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Notwithstanding the foregoing or anything to the contrary, so long as any Sponsor Securities are outstanding, without the consent of the Holders of 100% of the aggregate principal amount of the Sponsor Securities, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not modify any provision contained in this Indenture specifically and uniquely applicable to the Sponsor Securities in a manner adverse to the Holders of, or the holders of a beneficial interest in, the Sponsor Securities.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall send, or cause to be sent, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to send such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective (or until such earlier date as specified by the Company in connection with the solicitation of such consent), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective (or such earlier date specified by the Company in connection with the solicitation of such consent).

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security. Any amendment to this Indenture or the Securities shall be set forth in a supplemental indenture to this Indenture that complies with the TIA as then in effect, if the TIA is applicable to this Indenture.

Nothing in this Section 9.03 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.

Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Trustee Protected. The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject to customary exceptions).

Effect of Supplemental Indentures. Upon the due execution and delivery of any supplemental indenture in accordance with this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Section 9.02 and Section 9.03, every Holder of Securities shall be bound thereby.

CONVERSION

Conversion Privilege. (h) Subject to the limitations of Section 10.02, Section 10.11 and the settlement provisions of Section 10.14(c), and upon compliance with the provisions of this Article 10, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Security at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the then applicable Conversion Rate per $1,000 principal amount of Securities (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).

To convert its Security, a Holder of a Physical Security must (i) complete and manually sign the Conversion Notice, or a facsimile thereof, with appropriate notarization or signature guarantee, and deliver the completed Conversion Notice or a facsimile thereof to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (iv) pay all transfer or similar taxes if required pursuant to Section 10.04 and (v) pay funds equal to interest payable on the next Interest Payment Date if so required by Section 10.02(d). If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (iv) and (v) above and the Depository’s procedures for converting a beneficial interest in a Global Security.

A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Conversion Procedure and Payment Upon Conversion.

Subject to this Section 10.02 and Section 10.11 and the settlement provisions of Section 10.14(c), upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 10.03 (“Physical Settlement”) or a combination of cash and Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 10.03 (“Combination Settlement”), at its election, as set forth in this Section 10.02.

All conversions for which the relevant Conversion Date occurs on or after the 27th Scheduled Trading Day immediately prior to the Maturity Date shall be settled using the same Settlement Method.

Except for any conversions described in the immediately preceding clause (i), the Company shall use the same Settlement Method for all conversions of Securities occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

If, in respect of any Conversion Date (or for all conversions in any period), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date to which such Settlement Notice applies (or, in the case of any conversions occurring on or after the 27th Scheduled Trading Day immediately prior to the Maturity Date, no later than the 27th Scheduled Trading Day immediately prior to the Maturity Date). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence for a Conversion Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to conversions on such Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation on such Conversion Date, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Securities. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a

Specified Dollar Amount per $1,000 principal amount of Securities in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000. Notwithstanding the foregoing, any conversion of Sponsor Securities shall be subject to Section 10.02(a)(v).

The cash, Common Stock or combination of cash and Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:

if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (provided that the Company shall deliver cash in lieu of any fractional shares as described in Section 10.03);

if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each Trading Day during the related Observation Period; and

if the Company elects (or is deemed to have elected pursuant to Section 10.02(a)(iii)) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver to the converting Holder, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each Trading Day during the related Observation Period.

Notwithstanding anything herein to the contrary, the Company hereby initially elects to satisfy its Conversion Obligation with respect to any conversion of Sponsor Securities by Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Securities. The Company may change its Settlement Method election (and, in the case of Combination Settlement, the Specified Dollar Amount) with respect to any conversion of Sponsor Securities by delivering a notice that specifies the newly elected Settlement Method and, in the case of Combination Settlement, the applicable Specified Dollar Amount (the “Sponsor Settlement Notice”) to the Holders of the Sponsor Securities, and such newly elected Settlement Method (and, in the case of Combination Settlement, the Specified Dollar Amount) shall be effective no earlier than ten (10) Trading Days after the date on which such Sponsor Settlement Notice was received by the Holder. In the event any Holder(s) of Sponsor Securities exercises its right to convert all or any portion of such Sponsor Securities, (A) the relevant Observation Period for purposes of determining the Daily Settlement Amount, in the case of Combination Settlement, and Daily Conversion Values, in the case of Cash Settlement, with respect to such Sponsor Securities shall be the 25 consecutive Trading Day period beginning on, and including, the 25th Trading Day immediately preceding the applicable Conversion Date and ending on the Trading Day immediately preceding such Conversion

Date and (B) the Company shall promptly (x) determine the Daily Settlement Amount or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock and (y) notify the Trustee, the Conversion Agent (if other than the Trustee) and such Holder of Sponsor Securities being so converted of the Daily Settlement Amount or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock, and in any event within one (1) Business Day following the last day of the Observation Period, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

Each conversion shall be deemed to have been effected as to any Securities surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on such Conversion Date (in the case of Physical Settlement or any conversion of Sponsor Securities) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement of Securities other than Sponsor Securities). Prior to such time, a Holder receiving Common Stock upon conversion shall not be entitled to any rights relating to such Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings. The Company will determine the Conversion Date and the last Trading Day of the relevant Observation Period, as applicable, in accordance with the requirements set forth herein and notify the Trustee of the same.

In the case of any conversion of Securities other than the Sponsor Securities, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the later of (i) the third Business Day immediately following the relevant Conversion Date and (ii) the third Business Day immediately following the last Trading Day of the relevant Observation Period, as applicable. In the case of any conversion of Sponsor Securities, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date unless otherwise specified in the written notice referred to in the proviso below; provided, however, that (i) to the extent all or a portion of the Conversion Obligation is paid in cash, such cash shall not be due until the earlier of (A) the 30th Business Day immediately following the relevant Conversion Date and (B) the Maturity Date, and (ii) to the extent all or a portion of the Conversion Obligation is to be paid in shares of Common Stock, such shares shall be delivered on the day specified in a written notice from the beneficial owner(s) of the Sponsor Securities being converted that is delivered to the Company on or prior to the second Business

Day immediately following the relevant Conversion Date, which delivery date (in respect of such shares of Common Stock) shall be no earlier than the third Business Day immediately following the relevant Conversion Date and be no later than the seventh Business Day immediately following the relevant Conversion Date (it being understood that if no such notice is delivered to the Company, then the Company shall deliver such shares on the third Business Day immediately following the relevant Conversion Date). Such written notice shall include a certification therein that the beneficial owners delivering such written notice are holders that hold beneficial interests in the Sponsor Securities subject to conversion. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver or cause to be delivered to such Holder, or such Holder’s nominee(s) or transferee(s), certificates or a book-entry transfer through the Depository for the full amount of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

Except to the extent otherwise provided in this Section 10.02(d), no payment or adjustment will be made for accrued interest on a converted Security, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion. Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. Upon a conversion of Securities into a combination of cash and Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. If any Holder surrenders a Security for conversion after the Close of Business on the Record Date for the payment of an installment of interest but prior to the Open of Business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the full amount of interest payable on such Interest Payment Date on the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, or (ii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 3.01, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date but on or prior to such Interest Payment Date.

If a Holder converts more than one Security at the same time, the Conversion Obligation with respect to such Securities shall be based on the total principal amount of all Securities so converted.

Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Cash in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon the conversion of a Security. Instead, the Company shall pay to converting Holders cash in lieu of fractional shares based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period (in the case of Combination Settlement) or the aggregate principal amount of the Securities, or specified portions thereof to the extent permitted hereby (in the case of Physical Settlement) so surrendered, and any fractional shares remaining after such computation shall be paid in cash.

Taxes on Conversion. If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion. However, the Holder shall pay such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificate(s) representing the Common Stock being issued or delivered to the Holder or in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because shares of Common Stock are to be issued or delivered in a name other than such Holder’s name.

Company to Provide Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient for the conversion of all outstanding Securities into shares of Common Stock at any time (assuming, for such purposes, Physical Settlement and that at the time of computation of such number of shares, all such Securities would be converted by a single Holder). The Company shall, from time to time and in accordance with Delaware law, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued shall not be sufficient for the conversion of all outstanding (and issuable as set forth above) Securities into shares of Common Stock at any time.

All Common Stock issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company shall comply with all securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed on the applicable Conversion Date.

Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events on or after the date of this Indenture:

In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of Common Stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution, and the numerator shall be the number of shares of Common Stock outstanding immediately after such dividend or distribution, in the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution.

In case the Company shall effect a share split or share combination, the Conversion Rate shall be proportionally increased, in the case of a share split, and proportionally reduced, in the case of a share combination, as expressed in the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the effective date of such share split or share combination;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the effective date of such share split or share combination;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the effective date of such share split or share combination; and

OS’	=	the number of shares of Common Stock outstanding immediately after such share split or share combination.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, or any share split or share combination of the type described in this Section 10.06(a) is announced but the shares of Common Stock are not split or combined, as the case may be, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than forty-five (45) days immediately following the date of such distribution, to purchase or subscribe for Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that Common Stock is not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(b).

If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.06(a) or Section 10.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.06(d) or that is excluded from the scope of Section 10.06(d) by the parenthetical language preceding the formula therein, (iii) distributions of Reference Property in a transaction described in Section 10.11, (iv) rights issued pursuant to a rights plan of the Company (i.e., a poison pill), except to the extent provided by Section 10.13, and (v) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the Open of Business on the Ex Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the Spin-Off;

CR’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the ten (10) consecutive Trading Days immediately following, and including, the Ex Date for a Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex Date for such Spin-Off. Notwithstanding the foregoing, in respect of any conversion during the Valuation Period, references in the portion of this Section 10.06(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If the period from and including the Ex Date for the Spin-Off to and including the last Trading Day of the Observation Period in respect of any conversion of Securities is less than 10 Trading Days, references in the portion of this Section 10.06(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Securities, with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

Subject in all respects to Section 10.13, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c), as the case may be. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c), as the case may be, was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion

Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

a dividend or distribution of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors, the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and any Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution” or “outstanding immediately after the Open of Business on the effective date of such share split or share combination,” as the case may be within the meaning of Section 10.06(a) or “outstanding immediately prior to the Open of Business on the Ex Date for such distribution” within the meaning of Section 10.06(b).

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth or seventh paragraph of this Section 10.06(c), the Conversion Rate shall not be decreased pursuant to this Section 10.06(c).

(i) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than a regular, quarterly cash dividend that does not exceed $0.075 per share, which is referred to as the “dividend threshold,” and which is subject to adjustment as described below), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than eleven (11) Trading Days prior to the Ex Date for such dividend or distribution the reference to ten (10) consecutive Trading Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, the Ex Date for such dividend or distribution);

T	=	the dividend threshold; provided, that if the dividend or distribution is not a regular cash dividend, then the dividend threshold will be deemed to be zero; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Any adjustment made under this Section 10.06(d) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution.

The dividend threshold is subject to adjustment in a manner inversely proportional to, and at the same time as, adjustments to the Conversion Rate; provided that no adjustment will be made to the dividend threshold for any adjustment to the Conversion Rate pursuant to this clause (d) or Section 10.14.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(d).

If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 10.06(e) shall occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(e).

In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, and to the extent permitted by applicable law and the rules of the Relevant Stock Exchange, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least twenty-five (25) Trading Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase, which notice will include the amount of the increase and the period during which the increase shall be in effect, to be sent to each Holder of Securities in accordance with Section 13.01, at least fifteen (15) days prior to the date on which such increase commences.

All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that has converted its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 10.02(b) based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Holder converts a Security, Combination Settlement is applicable to such Security and the Daily Settlement Amount for any Trading Day during the Observation Period applicable to such Security (x) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (a), (b), (c), (d) and (e) of this Section 10.06 and (y) includes any shares of Common Stock that entitle their holder to participate in such event, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such event will not be made for such converting Holder for such Trading Day. Instead, such Holder will be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

For purposes of this Section 10.06, “effective date” means the first date on which the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. The Company shall not pay any dividend or distribution on shares of Capital Stock of the Company held in the treasury of the Company to the extent such dividend or distribution would be made in an amount based on the amount of a dividend or distribution paid on the Common Stock.

No Adjustment. The Conversion Rate shall not be adjusted for any transaction or event other than for any transaction or event described in this Article 10. Without limiting the foregoing, the Conversion Rate shall not be adjusted:

upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries (or the issuance of any shares of Common Stock pursuant to any such options or other rights);

upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

for accrued and unpaid interest, if any;

repurchases of Common Stock that are not tender offers or exchange offers pursuant to Section 10.06(e), including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;

solely for a change in the par value of the Common Stock; or

for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or the right to purchase Common Stock or such convertible or exchangeable securities, except as described in Section 10.06.

No adjustment in the Conversion Rate less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) shall be made pursuant to Section 10.06(a) through Section 10.06(e); provided, however, that (i) the Company shall carry forward any adjustments that are not made as a result of the foregoing and make such carried forward adjustments with respect to the Conversion Rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate)) (1) on the effective date of any Fundamental Change or Make-Whole Fundamental Change and (2) on (A) the Conversion Date (in the case of Physical Settlement) and (B) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement, and in each case, after such adjustment shall be made such adjustments shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate).

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction), multiplied by principal amount (expressed in thousands) of Securities held by such Holder.

Other Adjustments. Whenever any provision of this Indenture requires the computation of an average of the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple Trading Days (including an Observation Period and the period for determining the Applicable Price for purposes of a Make-Whole Fundamental Change), the Board of Directors, in its good faith determination, shall appropriately adjust such average to account for any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs at any time on or after the first Trading Day of such period and on or prior to the last Trading Day of such period.

Adjustments for Tax Purposes. Except as prohibited by law, the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.06 hereof, as it considers to be advisable to avoid or diminish any income tax to any holders of Common Stock (or rights to purchase Common Stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reason.

Notice of Adjustment and Certain Events. (j) Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Trustee an Officers’ Certificate describing in reasonable detail the adjustment and the method of calculation used and the Company shall promptly send to the Holders in accordance with Section 13.01 a notice of the adjustment setting forth the adjusted Conversion Rate and the calculation thereof. The certificate and notice shall be conclusive evidence of the correctness of such adjustment. In the absence of an Officers’ Certificate being filed with the Trustee (and the Conversion Agent if not the Trustee), the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

In case of any:

action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate in accordance with Section 10.06 or Section 10.13;

Merger Event; or

voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall at least ten days prior to the anticipated effective date of such transaction or event cause written notice thereof to be sent to the Trustee and the Holders in accordance with Section 13.01. Such notice shall also specify, as applicable, the date or expected date on which the holders of Common Stock shall be entitled to a distribution and the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If on or after the date of this Indenture the Company:

reclassifies the Common Stock (other than a change as a result of a subdivision or combination of Common Stock to which Section 10.06(a) applies);

is party to a consolidation, merger or binding share exchange; or

sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole,

in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”), each $1,000 principal amount of converted Securities will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 10.02 and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 shall continue to be payable in cash, (II) any

Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 10.14), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date.

The supplemental indenture referred to in the first sentence of this Section 10.11 shall provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10 and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to holders upon Conversion as part of the Reference Property, with such amount of cash determined by the Board of Directors in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Closing Sale Price of the Common Stock. The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

The Company shall not consummate any Merger Event unless its terms are consistent with this Section 10.11.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into Common Stock (and cash in lieu of any fractional share) as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture in accordance with this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

Trustee’s Disclaimer. The Trustee and any other Conversion Agent shall have no duty to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require that any adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. Neither the Trustee nor any other Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any other Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 10 or to monitor any Person’s compliance with this Article 10.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Rights Distributions Pursuant to Shareholders’ Rights Plans. To the extent that on or after the date of this Indenture the Company adopts a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of any Security or a portion thereof, the Company shall make provision such that each Holder thereof shall receive, in addition to, and concurrently with the delivery of, the Common Stock due upon conversion, the rights described in such plan, unless the rights have separated from the Common Stock before the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes. (k) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article 10, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice referred to in Section 10.14(e)) (A) if such Make-Whole Fundamental Change does not also constitute a Fundamental Change, to, and including, the Close of Business on the date that is thirty (30) Business Days after the later of (i) such Effective Date and (ii) the date the Company sends to Holders the relevant notice of the Effective Date or (B) if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, and including, the Close of Business on the Fundamental Change Repurchase Date corresponding to such Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article 10, plus an amount equal to the Make-Whole Applicable Increase.

As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

	Applicable Price
Effective Date[6]	$17.30	$18.00	$19.00	$20.41	$22.00	$23.00	$24.00	$25.00	$26.00	$28.00	$30.00
Issue Date	8.8174	9.4140	7.8160	5.9825	4.3931	3.5915	2.9162	2.3477	1.8700	1.1354	0.6284
1st Anniversary of the Issue Date	8.8174	9.4392	7.7722	5.8736	4.2454	3.4330	2.7548	2.1893	1.7190	1.0073	0.5284
2nd Anniversary of the Issue Date	8.8174	9.2734	7.5329	5.5726	3.9200	3.1100	2.4437	1.8972	1.4506	0.7935	0.3710
3rd Anniversary of the Issue Date	8.8174	8.8196	6.9915	4.9712	3.3200	2.5369	1.9111	1.4139	1.0214	0.4754	0.1599
4th Anniversary of the Issue Date	8.8174	7.9568	5.9772	3.8730	2.2716	1.5726	1.0539	0.6751	0.4030	0.0892	0.0000
5th Anniversary of the Issue Date	8.8174	6.5696	3.6456	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the row titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $30.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $17.30 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (A) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (B) a fraction the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect, in accordance with this Article 10, immediately after such adjustment to the Conversion Rate;

[6]	Date of each Effective Date to be inserted in the executed Indenture.

each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is required to be adjusted pursuant to Section 10.06 through Section 10.13; and

Subject to Section 10.11, upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 10.02; provided, however, that if at the effective time of a Make-Whole Fundamental Change described in clause (c) of the definition of Change in Control the consideration for the Common Stock is composed entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the third Business Day following the Conversion Date.

As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if such Make-Whole Fundamental Change is a transaction or series of transactions described in clause (c) of the definition of Change in Control and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change and (ii) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

The Company shall send to each Holder, in accordance with Section 13.01, written notice of the Effective Date of the Make-Whole Fundamental Change within ten (10) days after such Effective Date. Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase, including, without limitation, the last day of the Make-Whole Conversion Period).

For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 3 with respect to a Make-Whole Fundamental Change that also constitutes a Fundamental Change.

Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

Applicable Stock Exchange Restrictions. Notwithstanding anything in this Article 10 to the contrary, in the event of any increase in the Conversion Rate that would result in the Securities in the aggregate becoming convertible into shares of Common Stock in excess of the share issuance limitations of the listing rules of The NASDAQ Stock Market LLC, the Company shall, at its option (but without delaying delivery of consideration upon any conversion), either obtain stockholder approval of such issuances or deliver cash consideration in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations (calculated based on the applicable Settlement Amount determined as though the Company elected Cash Settlement with respect to those shares of Common Stock in excess of such limitations).

CONCERNING THE HOLDERS

Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Proof of Execution by Holders. Subject to the provisions of Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

Persons Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, or the Fundamental Change Repurchase Price, if applicable, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depository or any other Person, such holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

HOLDERS’ MEETINGS

Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be sent to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be sent to the Company. Such notices shall be sent not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by sending notice thereof as provided in Section 12.02.

Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of outstanding Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

No Delay of Rights by Meeting. Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities. Nothing contained in this Article 12 shall be deemed or construed to limit any Holder’s actions pursuant to the Applicable Procedures so long as the Securities are Global Securities.

MISCELLANEOUS

Notices. Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

by hand (in which case such notice shall be effective upon delivery);

by facsimile or other electronic transmission (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the recipient party’s address set forth in this Section 13.01; provided, however, that notices to the Trustee shall only be effective upon the Trustee’s actual receipt thereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder shall be sent to the Holder at its address shown on the register kept by the Registrar. Any notice or communication to be delivered to a Holder of a Global Security shall be transmitted to the Depository in accordance with its Applicable Procedures. Failure to send or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company sends or transmits a notice or communication to Holders, it shall send a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to send a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also send a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

Symantec Corporation

350 Ellis St.

Mountain View, CA 94043

Attention: Scott C. Taylor

Fax:

Email:

With a copy to:

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Attention: Douglas N. Cogen, David K. Michaels

Fax:

Email:

The Trustee’s address is:

Wells Fargo Bank, National Association

333 S. Grand Avenue, 5th Floor, Suite 5A

MAC: E2064-05A

Los Angeles, CA 90071

Attention: Corporate, Municipal and Escrow Services

Facsimile: 213-253-7598

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses (except to the extent attributable to the Trustee’s gross negligence, willful misconduct or bad faith) arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Communication by Holders with Other Holders. To the extent the TIA is then applicable: (A) The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c) and (B) Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.

Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials or other representations or documents as to factual matters.

Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

a statement that the Person making such certificate or opinion has read such covenant or condition;

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Rules by Trustee and Agents. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.

Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Facsimile and PDF Delivery of Signature Pages. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Governing Law. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally:

submits for itself and its property in any legal action or proceeding relating solely to this Indenture or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);

consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 13.01 or at such other address of which the other party shall have been notified pursuant thereto;

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law; and

irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Indenture or the Securities.

No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the number of shares deliverable upon conversion, adjustments to the Conversion Price and the Conversion Rate, the Daily VWAPs, the Daily Settlement Amounts, the Daily Conversion Values, the Conversion Rate of the Securities, the amount of conversion consideration deliverables in respect of any conversion and the amounts of interest payable on the Securities. The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee (and the Conversion Agent if not the Trustee) as required hereunder, and, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Securities Agent and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Withholding. Notwithstanding anything herein to the contrary, the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, as applicable, shall have the right to deduct and withhold from any payment or distribution made with respect to this Indenture and any Security (or the issuance of shares of Common Stock upon conversion of the Security) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable tax law (inclusive of rules, regulations and interpretations promulgated by competent authorities) without liability therefor. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes under this Security as having been paid to the Holder. In the event the Company, the Trustee, the Registrar, the Paying Agent or the Conversion Agent previously remitted any amounts to a governmental entity on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) under this Indenture or with respect to any Security, the Company, the Registrar, the Paying Agent or the Conversion Agent, as applicable, shall be entitled to offset any such amounts against any amounts otherwise payable in respect of this Indenture or any Security (or the issuance of shares of Common Stock upon conversion).

U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

SYMANTEC CORPORATION

By:
Name:
Title:

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, Registrar, Paying Agent and Conversion Agent

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INSERT SECURITY PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND, AS REQUIRED]

[THIS SECURITY IS A SPONSOR SECURITY WITHIN THE MEANING OF THE INDENTURE]7

Symantec Corporation

Certificate No.

2.00% Convertible Senior Notes Due 2021 (the “Securities”)

CUSIP No. [            ]*

ISIN No. [            ]*

Symantec Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [            ]8 [Cede & Co.]9, or its registered assigns, the principal sum [of [            ] dollars ($[            ])]10 [as set forth in the “Schedule of Increases and Decreases in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed one billion two hundred and fifty million dollars ($1,250,000,000) in aggregate at any time, in accordance with the rules and procedures of the Depository]11, on [     ], 2021 (the “Maturity Date”), and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: [__] and [__].

Record Dates: [__] and [__].

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

[7]	This is included for Sponsor Securities.
*	Restricted Sponsor Global Security CUSIP No. [__] and ISIN No. [__].
Unrestricted Sponsor Global Security CUSIP No. [__] and ISIN No. [__].
Restricted Non-Sponsor Global Security CUSIP No. [__] and ISIN No. [__].
Unrestricted Non-Sponsor Global Security CUSIP No. [__] and ISIN No. [__].
[8]	This is included for Physical Securities.
[9]	This is included for Global Securities.
[10]	This is included for Physical Securities.
[11]	This is included for Global Securities.

IN WITNESS WHEREOF, Symantec Corporation has caused this instrument to be duly signed.

SYMANTEC CORPORATION

By:
Name: Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Indenture. WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Authentication Page for Symantec Corporation’s 2.00% Convertible Senior Notes due 2021]

[FORM OF REVERSE OF SECURITY]

Symantec Corporation

2.00% Convertible Senior Notes Due 2021

1. Interest. Symantec Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on [__] and [__] of each year, with the first payment to be made on [__], 2017. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, [__], 2016, in each case to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest will be payable in accordance with Section 6.02(b) of the Indenture (as defined below) and any reference to “interest” shall be deemed to include any such Additional Interest.

2. Maturity. The Securities will mature on the Maturity Date.

3. Method of Payment. Except as provided in the Indenture, the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the Close of Business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date, or on any Fundamental Change Repurchase Date, as applicable.

4. Paying Agent, Registrar, Conversion Agent. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of [__], 2016 (the “Indenture”) between the Company and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Company limited to $1,250,000,000 aggregate principal amount, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or wrongfully taken Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6. Redemption. No redemption or sinking fund is provided for the Securities.

7. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities, including any portion thereof which is $1,000 in principal amount or an integral multiple thereof, on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.

8. Conversion. The Securities shall be convertible into cash, Common Stock or a combination of cash and Common Stock, as applicable, as specified in the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.02(a) of the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash and/or Common Stock payable upon conversion in accordance with Article 10 of the Indenture.

9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10. Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.

11. Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and in other circumstances with consent of the Holders of 100% of the aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture or the Securities.

12. Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.

13. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

16. Ranking. The Securities shall be senior unsecured obligations of the Company and will rank equal in right of payment to all senior unsecured indebtedness of the Company, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Securities.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Symantec Corporation

350 Ellis St.

Mountain View, CA 94043

Attention: Scott C. Taylor

Fax:

Email:

ATTACHMENT 1

FORM OF ASSIGNMENT

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.
Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar, or be notarized.
Signature Guarantee or Notarization:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	to Symantec Corporation or any Subsidiary thereof; or
(2)	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”);
(3)	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A;
(4)	pursuant to an exemption from registration provided by Rule 144 under the Securities Act; or
(5)	pursuant to any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (5) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) or (5) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written certifications and, in the case of item (5), such other evidence or legal opinions required by the Indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee or Notarization:

ATTACHMENT 2

FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$

If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

☐ CHECK IF APPLICABLE:		The person in whose name the Common Stock will be issued is not (and has not been for the three months preceding the applicable Conversion Date) an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Company, and the Common Stock will upon issuance be freely tradable by such person.
Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed / notarized

by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

ATTACHMENT 3

FORM OF REPURCHASE NOTICE

Certificate No. of Security:

Principal Amount of this Security: $

If you want to elect to have this Security purchased by the Company pursuant to Section 3.01 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.01 of the Indenture, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed /
notarized by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

SCHEDULE A12

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL SECURITY

Symantec Corporation

2.00% Convertible Senior Notes Due 2021

The initial principal amount of this Global Security is              DOLLARS ($            ). The following increases or decreases in this Global Security have been made:

Date of Increases and Decreases	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[12]	This is included in Global Securities.

EXHIBIT B-1A

FORM OF SECURITIES PRIVATE PLACEMENT LEGEND

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following “Security Private Placement Legend”:

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF SYMANTEC CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER TO A SECURITY THAT DOES NOT BEAR A SECURITY PRIVATE PLACEMENT LEGEND IN ACCORDANCE WITH (D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED BY THE COMPANY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1A-1

EXHIBIT B-1B

FORM OF COMMON STOCK PRIVATE PLACEMENT LEGEND

Each share of Common Stock that constitutes a Restricted Security shall bear the following “Common Stock Private Placement Legend”:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF SYMANTEC CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER TO A SECURITY THAT DOES NOT BEAR A COMMON STOCK PRIVATE PLACEMENT LEGEND IN ACCORDANCE WITH (D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1B-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.

B-2-1

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

Symantec Corporation

350 Ellis St.

Mountain View, CA 94043

Attention: Scott C. Taylor

Fax:

Email:

Wells Fargo Corporate Trust-DAPS Reorg

6th & Marquette Ave 12th Floor

MAC N9303-121

Minneapolis, MN 55479

Phone:

Fax:

Email:

Re: Symantec Corporation (the “Company”) 2.00% Convertible Senior Notes Due 2021 (the “Securities”)

Ladies and Gentlemen:

Please be advised that                      has transferred $             aggregate principal amount of the Securities (CUSIP:                 ) and                  shares of the Company’s common stock, par value $0.01 per share, issuable on conversion of the Securities (“Common Stock”) pursuant to an effective Registration Statement on Form S-3 (File No. 333-                ).

Very truly yours,

(Name)

C-1

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER

Wells Fargo Corporate Trust-DAPS Reorg

6th & Marquette Ave 12th Floor

MAC N9303-121

Minneapolis, MN 55479

Phone:

Fax:

Email:

Re:	2.00% Convertible Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of [__], 2016 (the “Indenture”), among Symantec Corporation (the “Company”) and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer [an interest in the Restricted Global Security][the Physical Security held in the name of                     ] (CUSIP:             ) in the principal amount of $             (the “Transfer”), to                      (the “Transferee”) [who will take an interest in the                      (CUSIP:             )]. In connection with the Transfer, the Transferor hereby certifies that:

[EITHER CHECK BOX 1 AND THE BOX IN THE APPLICABLE LETTERED PARAGRAPH UNDERNEATH, BOX 2, BOX 3 OR BOX 4]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY (OTHER THAN A SPONSOR GLOBAL SECURITY).

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will no longer be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Security and in the Indenture.

(c) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will not be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Security and in the Indenture.

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY (OTHER THAN A SPONSOR GLOBAL SECURITY). The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. The Restricted Global Securities will continue to be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Securities and in the Indenture and the Securities Act.

3. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS A SPONSOR GLOBAL SECURITY IN ACCORDANCE WITH THE INVESTMENT AGREEMENT. The Transfer is being effected pursuant to and in accordance with Section 4.16(b) of the Investment Agreement to (i) a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to the Investment Agreement and the Confidentiality Agreement and a duly completed and executed IRS Form W-9 (or a substantially equivalent form) or (ii) the Company or any of its Subsidiaries. Capitalized terms used in clauses (i) and (ii) of this paragraph 3 but not defined in the Indenture shall have the meanings ascribed to such terms in the Investment Agreement.

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY THAT IS A SPONSOR GLOBAL SECURITY IN ACCORDANCE WITH THE INVESTMENT AGREEMENT. The Transfer is being effected pursuant to and in accordance with Section 4.17(b) of the Investment Agreement to (i) a Purchaser’s Affiliate that (1) is an entity organized or incorporated under the laws of the United States, any State thereof or the District of Columbia and is a U.S. Person and (2) executes and delivers to the Company a Joinder becoming a Purchaser party to the Investment Agreement and the Confidentiality Agreement and a duly completed and executed IRS Form W-9 or (ii) the Company or any of its Subsidiaries. Capitalized terms used in clauses (i) and (ii) of this paragraph 4 but not defined in the Indenture shall have the meanings ascribed to such terms in the Investment Agreement.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

Wells Fargo Corporate Trust-DAPS Reorg

6th & Marquette Ave 12th Floor

MAC N9303-121

Minneapolis, MN 55479

Phone:

Fax:

Email:

Re:	2.00% Senior Convertible Notes due 2021

Reference is hereby made to the Indenture, dated as of [    ], 2016 (the “Indenture”), among Symantec Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange an interest in the Restricted Global Security (CUSIP:             ) in the principal amount of $             for an interest in                      (CUSIP:             ) (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

[EITHER CHECK BOX 1, BOX 2 OR BOX 3]

1. [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS A SPONSOR GLOBAL SECURITY.

In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security that is a Sponsor Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS NOT A SPONSOR GLOBAL SECURITY.

In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security that is not a Sponsor Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

3. [    ] CHECK IF OWNER WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY THAT IS NOT A SPONSOR GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Sponsor Global Security that is for a beneficial interest in another Restricted Global Security that is not a Sponsor Global Security in an equal principal amount, the Owner hereby certifies that such beneficial interest being acquired is for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Global Securities will continue to be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Securities and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT B

EXHIBIT B

FORM OF JOINDER

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement dated as of June 12, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”) by and among Symantec Corporation, Bain Capital Partners Fund XI, L.P., Bain Capital Europe Fund IV, L.P., Silver Lake Partners IV Cayman (AIV II), L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement [and the Confidentiality Agreement (the “Confidentiality Agreement”) between the Company and [Bain Capital Private Equity, LP (“Bain”)][Silver Lake Management Company IV, L.L.C. (“Silver Lake”)], dated as of [June 12, 2016][February 3, 2016],]13 the undersigned hereby adopts and approves the Investment Agreement [and the Confidentiality Agreement] and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement [and the Confidentiality Agreement, in each case,] applicable to [a Purchaser][the Bain Purchaser][the SLP Purchaser] in the same manner as if the undersigned were [(i)] an original [Purchaser][Bain Purchaser][SLP Purchaser] signatory to the Investment Agreement [and (ii) signatory to the applicable Confidentiality Agreement as [Bain][Silver Lake]].

The undersigned acknowledges and agrees that Sections 6.02, 6.03, 6.07, 6.08 and 6.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[13]	NTD: Required only for Affiliates of any Purchaser.

Accordingly, the undersigned has executed and delivered this Joinder as of the [●] day of [●], [●].

[●]

By:
Name:
Title:

Address:

Telephone:

Facsimile:

Email:

EXHIBIT C

EXHIBIT C

FORM OF ISSUER AGREEMENT

Form of Issuer Agreement

[Date]

[Name of Lender]

[Address]

Re:	Loan Agreement to be entered into by [Name of Borrower]

Ladies and Gentlemen:

This letter agreement is being entered into at the request of [Name of Borrower], a [            ] (the “Borrower”), in connection with the Loan Agreement dated as of [                    ] between the Borrower and [Name of Lender], as lender (including any agent acting therefor, the “Lender”) (as amended and supplemented from time to time, and together with any security agreement executed in connection therewith, the “Margin Loan Agreement”, and the exercise of remedies by the Lender or other assignments, transfers or transactions with respect to the Pledged Convertible Notes or Pledged Common Stock (each as defined below) made in connection with a Coverage Event (as defined in the Margin Loan Agreement) or as otherwise contemplated by the Margin Loan Agreement, collectively, the “Exercise of Remedies” and, together with the Margin Loan Agreement, the “Transactions”). For purposes of this letter agreement, “Closing Date” shall mean [Date]. Pursuant to the Margin Loan Agreement, the Lender is acquiring a first priority security interest in, inter alia, (x) [2.0% Convertible Notes due 2021] (the “Convertible Notes” and, upon crediting of such Convertible Notes to the Collateral Account, the “Pledged Convertible Notes”) of Symantec Corporation (the “Issuer”) issued pursuant to an indenture (the “Indenture”) between the Issuer and [Wells Fargo Bank, National Association], as trustee (the “Trustee”) and (y) certain shares of common stock of the Issuer that may be received upon conversion of the Convertible Notes from time to time (the “Common Stock” and, upon crediting of such shares of Common Stock to the Collateral Account, the “Pledged Common Stock”) to secure the Borrower’s obligations under the Margin Loan Agreement. The Pledged Convertible Notes and any Pledged Common Stock will be credited or delivered to, and held in, one or more accounts of Borrower at a third-party custodian (which may be the Lender or an affiliate thereof) (the “Custodian”) in each case subject to the security interest granted under the Margin Loan Agreement (each, a “Collateral Account”, and collectively, the “Collateral Accounts”). As used herein, “Business Day” means any day on which commercial banks are open in each of New York City, and “DTC” means the Depository Trust Company.

In connection with the Transactions:

1.	The Issuer confirms that based on the information provided to the Issuer prior to its execution of this letter agreement, it has no objection to the Transactions and none of the Transactions is subject to any insider trading or other policy or rule of the Issuer.

7

2.	The Issuer confirms that the loan contemplated by the Margin Loan Agreement is a Permitted Loan as defined in the Investment Agreement (as defined in the Indenture, the “Investment Agreement”), and further agrees and acknowledges that the Borrower shall have the right to pledge or sell the Pledged Convertible Notes or Pledged Common Stock to the extent permitted in connection with Permitted Loans as described in the Investment Agreement.

3.	The Issuer acknowledges that the Borrower can assign by way of security to the Lender its rights under Article [V] of the Investment Agreement under the Margin Loan Agreement, as permitted by Section [6.07(iv)(z)] of the Investment Agreement, and confirms that it has no objection to the assignment of such rights under Article [V] of the Investment Agreement pursuant to Section [●] of the Margin Loan Agreement or any transfers of Pledged Convertible Notes or Pledged Common Stock under such Article [V] related thereto, or any assignment of such rights under Article V made in connection with any Coverage Event or Exercise of Remedies.

4.	Except as required by applicable law and stock exchange rules, as determined in good faith by the Issuer, the Issuer will not take any actions intended to hinder or delay any Exercise of Remedies by the Lender pursuant to the Margin Loan Agreement. Without limiting the generality of paragraphs 5 through 16 below, the Issuer agrees, upon Lender’s request after the occurrence of a Coverage Event under the Margin Loan Agreement or in connection with any Exercise of Remedies, to cooperate in good faith (and in accordance with, and subject to, the terms of the Indenture and in accordance with applicable law) with the Lender, the Trustee and/or the transfer agent relating to the Common Stock in any transfer of Pledged Convertible Notes or Pledged Common Stock made pursuant to any exercise by the Lender of its remedies under the Margin Loan Agreement or otherwise, including with respect to the removal of any restrictive legends.

5.	In connection with any Exercise of Remedies, the Issuer shall take such actions as are within its control to cause the transfer and settlement of Pledged Convertible Notes (in accordance with, and subject to, the terms of the Indenture) within three Business Days of notice by the Lender. Upon consummation of such transfer and settlement to the purchaser(s) designated by the Lender, such Pledged Convertible Note shall be (a) in book-entry DTC form if such Pledged Convertible Notes are (i) sold under a registration statement, (ii) sold under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”) or (iii) then in book-entry DTC form, or (b) otherwise, in the form of Physical Securities (as defined in the Indenture).

6.	In connection with any Exercise of Remedies, the Issuer shall take such actions as are within its control to cause the transfer and settlement of any shares of Common Stock received upon conversion of the Pledged Convertible Notes within three Business Days of notice by the Lender. Upon consummation of such transfer and settlement to the purchaser(s) designated by the Lender, such shares of Common Stock shall be (a) in book-entry DTC form, without any restricted legends and bearing an unrestricted CUSIP, if such shares are (i) sold under a registration statement, (ii) sold under Rule 144 under the Securities Act or (iii) such shares are otherwise freely tradeable upon conversion, or (b) otherwise, in certificated form bearing the Common Stock Private Placement Legend set forth in the Indenture.

7.	The Issuer will cause the Pledged Convertible Notes and/or Pledged Common Stock to be put into book-entry DTC form as of the Closing Date.

8.

In connection with any Exercise of Remedies whereby all or any portion of the Pledged Convertible Notes or Pledged Common Stock is or may be sold in a private resale transaction exempt from registration under the Securities Act prior to the first anniversary of the date of issuance of the relevant Pledged Convertible Notes, the Issuer shall provide, within three business days following a request by the Lender, a reasonable opportunity for a customary

8

business, legal and documentary diligence investigation to potential purchasers of such Pledged Convertible Notes and/or shares of Pledged Common Stock, as identified by the Lender in such notice, subject to customary non-disclosure agreements to be executed by any such purchaser; provided, that such diligence investigation is not unreasonably disruptive to the business of the Company and its subsidiaries.

9.	The Issuer agrees with respect to any purchaser of Pledged Convertible Notes or Pledged Common Stock in a foreclosure sale (including the Lender or its affiliates) that is not, and has not been for the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer, that, if such notes or shares are then eligible for resale under Rule 144 (and such purchaser has satisfied the holding period set forth in Rule 144(d)) and the Issuer meets the condition set forth in Rule 144(c)(1), it shall, upon request of such purchaser, remove any restrictive legend relating to Securities Act restrictions from such notes or shares and, if applicable, to cause any such notes to be exchanged for beneficial interests in global notes held by DTC or its nominee.

10.	The Lender covenants and agrees with the Issuer that, to the extent the Pledged Convertible Notes consist of [Sponsor Securities] (as defined in the Indenture), then in connection with any exercise of remedies by the Lender pursuant to the Margin Loan Agreement whereby the Lender forecloses on, sells, or transfers the Pledged Convertible Notes to itself, any affiliate or a third party, it shall, in connection with any such foreclosure, sale or transfer, exchange such [Sponsor Securities] (as defined in the Indenture) in accordance with the Indenture for (i) if the [Sponsor Security] consists of beneficial interests in the [Sponsor Global Security] (as defined in the Indenture), beneficial interests in another [Global Security] or (ii) if the [Sponsor Security] is a [Physical Security] (as defined in the Indenture), for another Physical Security that is not a Sponsor Security, such that, in either case, the transferee thereto does not own or hold any beneficial interest in any [Sponsor Security]. Without limiting the generality of the foregoing, the Lender agrees and acknowledges that neither it nor any transferee that is not a [Bain Purchaser] or a [Silver Lake Purchaser] (as defined in the Investment Agreement) shall be allowed to hold a beneficial interest in the [Sponsor Global Security], own an [Physical Security] that is a Sponsor Security or exercise any conversions rights in respect thereof.

11.	The Lender agrees and acknowledges that, prior to the occurrence of Coverage Event or an event of default or another event under the Margin Loan Agreement that results in or could result in any Exercise of Remedies, the Lender shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Pledged Convertible Notes or Pledged Common Stock; provided that, subject to paragraph 12 below in the case of an assignment, the Lender may pledge or assign its rights under the Margin Loan Agreement.

12.	Any assignee of Lender’s rights and obligations under the Margin Loan Agreement shall enter into a joinder to this Issuer Agreement in form and substance reasonably satisfactory to the Issuer, or shall deliver to the Issuer a counterpart, executed by the assignee, of a substantially identical agreement and the Issuer shall promptly accept such assignment.

13.	The pledge by the Borrower of the Pledged Convertible Notes and the Pledged Common Stock pursuant to the Margin Loan Agreement, and any Exercise of Remedies by the Lender, are not restricted in any manner by the formation documents of the Issuer or any other agreement to which the Issuer is a party, other than the Investment Agreement and the Indenture.

9

14.	To the knowledge of the Issuer, neither the Pledged Convertible Notes nor the Pledged Common Stock is subject to any pledge, interest, mortgage, lien, encumbrance or right of setoff other than any such as may be created and may exist in favor of the Lender as a result of the Transactions.

15.	The Issuer shall make all payments on the Pledged Convertible Notes and the Pledged Common Stock with a record date on and after the Closing Date to the Collateral Accounts (as irrevocably directed by the Borrower) or otherwise in accordance with the Margin Loan Agreement.

16.	The Convertible Notes are valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms. The Common Stock is validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

[END OF TEXT]

10

EXHIBIT C

A. Accepted and agreed,

Symantec Corporation, as Issuer

By:
Name:
Title:

[NAME OF LENDER], as Lender

By:
Name:
Title:

ANNEX A

PLAN OF DISTRIBUTION

The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes or shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of our notes or the common stock underlying the notes.

The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of Securities by such pledgees or secured parties;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Stock Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to the applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.